UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TALPHERA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

TALPHERA, INC.

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

650-216-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 23, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TALPHERA, INC., a Delaware corporation. The meeting will be held on October 23, 2025, at 10:00 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/TLPH2025, or the Annual Meeting, originating from San Mateo, California. You will not be able to attend the Annual Meeting in person. At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect the three nominees named in the accompanying proxy statement as Class II directors, to hold office until the 2028 Annual Meeting of Stockholders.

2.	To ratify the appointment of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2025.

3.	To approve, on an advisory basis, the compensation of our named executive officers.

4.	Advisory vote on the preferred frequency of the advisory vote on the compensation of our named executive officers.

5.	To approve our Amended and Restated 2020 Equity Incentive Plan.

6.	To approve our Amended and Restated 2011 Employee Stock Purchase Plan.

7.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock.

8.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement that accompanies this notice.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders on or about September 9, 2025. The Notice will describe how to access and review our proxy materials, including our proxy statement and annual report on Form 10-K. The Notice as well as the printed copy of proxy cards will also describe how you may submit your proxy via the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available in electronic form during the Annual Meeting at the following URL: www.virtualshareholdermeeting.com/TLPH2025 and will be accessible during normal business hours for ten days prior to the Annual Meeting at our principal place of business, 1850 Gateway Drive, Suite 175, San Mateo, CA 94404.

The record date for the Annual Meeting is August 29, 2025. Only stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/TLPH2025. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/TLPH. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

By Order of the Board of Directors

/s/ Adrian Adams
Adrian Adams
Chairman

San Mateo, California

September 9, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held
on October 23, 2025 at 10:00 a.m. Pacific Daylight Time.

The proxy statement, notice and annual report to stockholders are available at www.proxyvote.com.

Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet as instructed in these materials, or if you request or we deliver to you a proxy card in the mail, you may complete, date, sign and return that proxy. Regardless of the method used, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote through our virtual web conference if you attend the Annual Meeting, even if you have voted by proxy.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	8
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	14
PROPOSAL NO. 4: ADVISORY VOTE ON THE PREFERRED FREQUENCY OF ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	16
PROPOSAL NO. 5: APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN	17
PROPOSAL NO. 6: APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN	30
PROPOSAL NO. 7: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK	36
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	44
Independence of the Board of Directors	44
Board Leadership Structure	44
Composition of the Board	44
Role of the Board of Directors in Risk Oversight	45
Meetings of the Board of Directors	45
Annual Meeting Attendance	45
Information Regarding Committees of the Board of Directors	45
Compensation Committee Interlocks and Insider Participation	50
Stockholder Communications with the Board of Directors	50
Code of Business Conduct and Ethics	50
Director Compensation	51
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	53
EXECUTIVE OFFICERS OF THE REGISTRANT	54
EXECUTIVE COMPENSATION	55
Summary Compensation Table	55
Employment Arrangements	55
Outstanding Equity Awards at December 31, 2024	56
Benefits Upon Termination or Change in Control	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	66
EQUITY COMPENSATION PLAN INFORMATION	68
RELATED PERSON TRANSACTIONS	69
Policy and Procedures for Review of Related Party Transactions	69
Certain Relationships and Related Transactions	69
Indemnification Agreements	70
Delinquent Section 16(a) Reports	70
STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING	71
HOUSEHOLDING OF PROXY MATERIALS	71
OTHER MATTERS	72
Appendix A – AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN	A-1
Appendix B – AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURRCHASE PLAN	B-1
Appendix C – CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TALPHERA, INC.	C-1

i

TALPHERA, INC.

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

650-216-3500

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of Talphera, Inc., is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about September 9, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after September 24, 2025.

How do I attend the Annual Meeting?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be held on October 23, 2025 at 10:00 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/TLPH2025. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/TLPH2025. You will not be able to attend the Annual Meeting in person.

Why a Virtual-Only Online Meeting?

The virtual format for the Annual Meeting will enhance stockholder access by allowing our stockholders to participate fully, and equally, from any location around the world at no cost. Stockholder rights are not affected. The virtual meeting format will enhance, rather than constrain, stockholder access, participation, and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our Board, management, and a representative from our independent registered public accounting firm. During the live Q&A session, we will answer appropriate questions as they come in, as time permits. Given the above-listed factors, we feel a virtual-only meeting is the right choice for Talphera and its stockholders at this time.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please refer to the technical support information located on the login screen at www.virtualshareholdermeeting.com/TLPH2025.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on August 29, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 20,522,655 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on.

Stockholder of Record: Shares Registered in Your Name

If on August 29, 2025 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote at the Annual Meeting by going to www.virtualshareholdermeeting.com/TLPH2025 and following the instructions regarding voting. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 29, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/TLPH2025 and following the instructions regarding voting.

What am I voting on?

There are seven matters scheduled for a vote:

●	Election of the three Class II directors named in this proxy statement (Proposal 1);

●	Ratification of the appointment of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2);

●	Advisory vote to approve the compensation of our named executive officers (Proposal 3);

●	Advisory vote on the preferred frequency of the advisory vote on the compensation of our named executive officers (Proposal 4);

●	Approval of our Amended and Restated 2020 Equity Incentive Plan (Proposal 5);

●	Approval of our Amended and Restated 2011 Employee Stock Purchase Plan (Proposal 6); and

●	Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock (Proposal 7).

What are the Board’s voting recommendations?

A summary of the Annual Meeting proposals is below. Every stockholder’s vote is important. Our Board urges you to vote your shares FOR each of the proposals.

Matter	Page	Board Recommends	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Election of three directors	8	FOR each director nominee	More FOR than WITHHOLD votes	Not Applicable	No Effect
Ratification of selection of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2025	12	FOR	Majority of shares present (by virtual attendance) or represented by proxy and entitled to vote on the proposal	Against	Not Applicable
Advisory vote on the compensation of our named executive officers	14	FOR	Majority of shares present (by virtual attendance) or represented by proxy and entitled to vote on the proposal	Against	None
Advisory vote on the preferred frequency of the advisory vote on the compensation of our named executive officers	16	1 YEAR

The frequency option that receives the greatest number of votes from the holders of shares present (by virtual attendance) or represented by proxy and entitled to vote on the proposal will be considered the frequency preferred by our stockholders

				Against	None
Approval of our Amended and Restated 2020 Equity Incentive Plan	17	FOR	Majority of shares present (by virtual attendance) or represented by proxy and entitled to vote on the proposal	Against	None
Approval of our Amended and Restated 2011 Employee Stock Purchase Plan	30	FOR	Majority of shares present (by virtual attendance) or represented by proxy and entitled to vote on the proposal	Against	None
Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock	36	FOR	Majority of votes cast with respect to the proposal	No Effect	Not Applicable

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting by going to www.virtualshareholdermeeting.com/TLPH2025 and following the instructions regarding voting or vote by proxy (i) over the telephone, (ii) through the Internet or (iii) using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote by going to www.virtualshareholdermeeting.com/TLPH2025 and following the instructions regarding voting even if you have already voted by proxy.

●	To vote at the Annual Meeting, go to www.virtualshareholdermeeting.com/TLPH2025 and follow the instructions regarding voting.

●

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on October 22, 2025 to be counted.

●

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on October 22, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instruction from that organization rather than from Talphera. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/TLPH2025 and following the instructions regarding voting.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 29, 2025.

What if I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing a proxy card that may be delivered to you, or at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, the organization that holds your shares may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Accordingly, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present but will not be counted toward the vote total for any proposal. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all proposals.

Which proposals are considered “routine” or “non-routine”?

If the beneficial owner does not provide voting instructions, such beneficial owner’s broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

The ratification of the appointment of BPM LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2) and the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock are considered to be routine matters (Proposal 7). A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are not expected on Proposals 2 and 7.

The election of directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 3), the frequency of the advisory vote on the compensation of our named executive officers (Proposal 4), the approval of our Amended and Restated 2020 Equity Incentive Plan (Proposal 5) and the approval of our Amended and Restated 2011 Employee Stock Purchase Plan (Proposal 6) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposals 1, 3, 4, 5 and 6.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees may participate in the solicitation of proxies, including electronically or by mail or telephone, without additional compensation.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy to Talphera’s Secretary at 1850 Gateway Drive, Suite 175, San Mateo, CA 94404.

●	You may attend the Annual Meeting and vote. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against” and abstentions. Broker non-votes have no effect and will not be counted towards the vote total for the Proposals.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholders vote on executive compensation. Of the six proposals, the ratification of the selection by the Audit Committee of the Board of BPM LLP as our independent registered accounting firm for the year ending December 31, 2025 (Proposal 2), and the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock (Proposal 7) are “routine” matters. The other five proposals are “non-routine.”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 20,522,655 shares outstanding and entitled to vote. Thus, the holders of 6,840,886 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the Board or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 12, 2026 to Talphera’s Secretary at 1850 Gateway Drive, Suite 175, San Mateo, CA 94404. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must provide specified information to Talphera’s Secretary at 1850 Gateway Drive, Suite 175, San Mateo, CA 94404 between June 25, 2026 and July 25, 2026, unless the date of our 2026 annual meeting of stockholders is before September 23, 2026 or after November 22, 2026, in which case such proposals shall be submitted no earlier than 120 days prior to the 2026 annual meeting of stockholders and no later than the later of (i) 90 days before the 2026 annual meeting of stockholders or (ii) ten days after notice of the date of the 2026 annual meeting of stockholders is publicly given. If you wish to solicit proxies in support of director nominees other than our board’s nominees, you must provide in your notice the additional information required by Rule 14a-19 under the Exchange Act. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Classified Board

Our Board is divided into three classes. Two classes consist of two directors and one class consists of three directors. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are three directors in the class whose term of office expires in 2025. Each of these nominees are current directors of Talphera. Two of these nominees listed below were previously elected by the stockholders, Mr. Angotti and Dr. Hoffman. We appointed Mr. Jain as the Nantahala Board Representative to serve as a Class II Director in January 2024 (for additional information, see the section titled “Related Person Transactions— Certain Relationships and Related Person Transactions— Board Nomination Right”). If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each director is expected to attend the Annual Meeting in accordance with our Corporate Governance Guidelines.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Talphera. Both persons nominated for election has agreed to serve if elected. Our management has no reason to believe that either of the nominees will be unable to serve.

The following is a brief biography of both nominees. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of both nominees that led the Nominating and Corporate Governance Committee of the Board and the Board to conclude, as of the date of this proxy statement, that all the nominees for Class II director should continue to serve as a director.

Class II Nominees For Election For a Three-Year Term Expiring at the 2028 Annual Meeting

Vincent J. Angotti, age 57, has served as our director and Chief Executive Officer since March 2017. From 2015 to 2016, Mr. Angotti was Chief Executive Officer and Director of XenoPort, Inc., a biopharmaceutical company that was acquired by Arbor Pharmaceuticals, LLC in 2016. Prior to that, from 2008 to 2015, Mr. Angotti held various roles at Xenoport, including Executive Vice President and Chief Operating Officer from 2012 to 2015, and Senior Vice President and Chief Commercialization Officer from 2008 to 2012. Prior to joining XenoPort, from 2001 to 2008, Mr. Angotti held several senior sales and marketing positions at Reliant Pharmaceuticals, Inc., a pharmaceutical company that was acquired by GlaxoSmithKline in 2007, the most recent of which was senior vice president of sales and marketing. Mr. Angotti began his career in the life sciences industry at Novartis Pharmaceuticals Corp., where he worked from 1991 until 2001 in sales and operations positions, most recently as executive director, field operations. He holds a B.S. with a concentration in Business Management from Cornell University and an M.B.A. with honors from Columbia University. Mr. Angotti’s role as our Chief Executive Officer, his business expertise and his prior leadership roles in pharmaceutical companies provides him with the qualifications and skills to serve as a director.

Stephen J. Hoffman, M.D., Ph.D., age 71, has served as our director since February 2010. Dr. Hoffman served as Chief Executive Officer and Director of Aerpio Pharmaceuticals, Inc., from December 2017 to October 2019. Prior to that, Dr. Hoffman had been a Senior Advisor to PDL BioPharma, Inc. beginning in February 2014 through December 2017. Prior to that, he served as a managing director at Skyline Ventures, a venture capital firm, from May 2007 until February 2014. From January 2003 to March 2007, Dr. Hoffman was a general partner at TVM Capital, a venture capital firm. From 1994 to 2012, Dr. Hoffman served as President, Chief Executive Officer and a director of Allos Therapeutics, a biopharmaceutical company; and served as chairman of the board of directors from 2002 until its acquisition by Spectrum Pharmaceuticals in 2012. Dr. Hoffman currently serves on the board of directors of BYOMass Therapeutics, Inc. and Implicit Bioscience, Ltd. Dr. Hoffman holds a Ph.D. in Chemistry from Northwestern University and an M.D. from the University of Colorado, School of Medicine. Dr. Hoffman’s scientific, financial and business expertise, including his diversified background as an executive officer and investor in public pharmaceutical companies, provides him with the qualifications and skills to serve as a director.

Abhinav Jain, age 34, has served as our director since January 2024. Since July 2019, Mr. Jain has served as an Analyst at Nantahala Capital Management, LLC and is focused on investments in various sectors, including specialty and generic pharmaceuticals. From 2015 to 2017, Mr. Jain was an Associate at Angelo, Gordon & Co., an alternative asset manager. At Angelo, Gordon & Co., Mr. Jain focused on private equity and structured credit investments. Mr. Jain currently serves as a member of the board of directors at Aytu BioPharma, Inc., a publicly traded pharmaceutical company and Xtant Medical Holdings, Inc., a publicly traded medical technology company. He graduated from Massachusetts Institute of Technology in 2012 with an S.B. in Chemical-Biological Engineering and from The Wharton School of the University of Pennsylvania in 2019 with an M.B.A. with honors in Finance and Entrepreneurial Management. Mr. Jain’s financial expertise and experience led to the conclusion that he should serve as a member of our Board of Directors. Mr. Jain was appointed pursuant to a board designation right granted to Nantahala to appoint one director to our Board, pursuant to the securities purchase agreements with Nantahala Capital Management, LLC and its affiliates.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE.

Set forth below is a brief biography of each continuing director comprising the remainder of the Board with terms expiring as shown, including their ages, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each continuing director that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this proxy statement, that the applicable director should continue to serve as a director.

Class III Directors Continuing in Office Until the 2026 Annual Meeting

Marina Bozilenko, age 60, has served as our director since March 2021. Since November 2024, Ms. Bozilenko has served as a member of the board of directors of Ascentage Pharma Group International, a publicly traded biopharmaceutical company. Since June 2021, Ms. Bozilenko has served as President, Chief Executive Officer and a member of the board of directors at Biothea Pharma, Inc., a private biotechnology company. From February 2021 until December 2023, she served as a Strategic Advisor to William Blair & Company, L.L.C., a financial services company she joined in January 2010 as Managing Director/Partner and Head of Biotechnology and Pharma. Ms. Bozilenko also currently serves as a member of the board of directors at SynAct Pharma AB, a publicly traded biotechnology company listed on the Spotlight Stock Market, a role she has held since April 2021. Prior to her position at William Blair, Ms. Bozilenko was a Principal at Kidd & Company, LLC, an investment firm, between August 2008 and January 2010. Prior to Kidd & Company, Ms. Bozilenko was Senior Managing Director at Bear, Stearns & Co. Inc., an investment bank, from April 2003 to January 2008, Managing Director at Banc of America Securities, LLC, an investment bank, between March 2000 and April 2003, Managing Director and Head of West Coast Healthcare Investment Banking at Prudential Vector Health Care Group, a brokerage firm, between July 1999 and March 2000, and held multiple positions of increasing responsibility including Managing Director and Head of West Coast at Vector Securities International, Inc., a brokerage firm, between March 1988 and July 1999. Between January 2010 and March 2020, Ms. Bozilenko served on the board of directors of Olema Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. She currently serves as a member of the board of directors of Ascentage Pharma, Inc., a publicly traded biopharmaceutical company. Ms. Bozilenko received her B.A. in Molecular Biology and Biochemistry and M.A. in Economic History from the University of Chicago. Ms. Bozilenko’s financial and business expertise, including her diversified background in finance and business development, provides her with the qualifications and skills to serve as a director.

Mark Wan, age 60, has served as our director since August 2006. Mr. Wan is a founding managing director of Causeway Media Partners, a private investment firm, which was founded in 2013. Prior to Causeway, he was a founding general partner of Three Arch Partners, a venture capital firm. Prior to co-founding Three Arch Partners in 1993, Mr. Wan was a general partner at Brentwood Associates, a private equity firm, from 1987 until 1993. Between January 2021 and December 2022, Mr. Wan served on the board of directors of Athlon Acquisition Corp., a blank check company. Between July 2013 and December 2020, Mr. Wan served on the board of directors of QT Vascular Ltd., a public Singapore-based medical device company. Mr. Wan holds a B.S. in Engineering from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Wan’s financial experience and extensive knowledge of our company provides him with the qualifications and skills to serve as a director.

Class I Directors Continuing in Office Until the 2027 Annual Meeting

Adrian Adams, age 74, has served as our Chairman since February 2013. In addition, Mr. Adams has served as Chairman of the board of directors of Akebia Therapeutics, Inc., a specialty publicly traded pharmaceutical company, since December 2018. From January 2020 through November 2023, Mr. Adams served as Chairman of the board of directors of Impel Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company, and from May 2020 through November 2023, he took on the additional role of Chief Executive Officer. Previously, Mr. Adams served as Chief Executive Officer of Aralez Pharmaceuticals, Inc., a specialty pharmaceutical company, after the merger between Pozen, Inc. and Tribute Pharmaceuticals Canada, Inc. in February 2016 to January 2019 and served as a member of the board of directors from February 2016 to April 2019. Prior to that, from May 2015 to January 2016, Mr. Adams served as Chief Executive Officer and a member of the board of directors of Pozen, Inc. Mr. Adams served as Chief Executive Officer and President of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Prior to joining Auxilium, from September 2011 until November 2011, Mr. Adams served as Chairman and Chief Executive Officer of Neurologix, a company focused on development of multiple innovative gene therapy development programs. Before Neurologix, Mr. Adams served as President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., where he oversaw the commercialization and development of prescription pharmaceutical products and led the company through a strategic acquisition by global pharmaceutical leader Merck & Co., Inc. in May 2011. Prior to Inspire, Mr. Adams served as President and Chief Executive Officer of Sepracor Inc. from December 2006 until February 2010, when it was acquired by Dainippon Sumitomo Pharma Co. Prior to joining Sepracor, Mr. Adams was President and Chief Executive Officer of Kos Pharmaceuticals, Inc. from 2002 until the acquisition of the company by Abbott Laboratories in December 2006. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University in the U.K. Mr. Adams has extensive national and international experience and has been instrumental in launching major global brands in addition to driving successful corporate development activities encapsulating financing, product and company acquisitions, in-licensing and company M&A activities, all of which provide him with the qualifications and skills to serve as a director.

Jill Broadfoot, age 64, has served as our director since November 2021. Ms. Broadfoot currently serves as the Chief Financial Officer of aTyr Pharma, Inc., a position she has held since July 2018. From January 2017 to July 2018, Ms. Broadfoot served as Chief Financial Officer of Emerald Health Pharmaceuticals Inc. and Emerald Health Bioceuticals Inc., where she was responsible for establishing operations for the U.S.-based pharmaceutical and bioceutical entities as well as the establishment of operations, corporate governance, finance and accounting and investor relations functions, among others. Prior to Emerald Health, Ms. Broadfoot served as Vice President, U.S. Corporate Controller at GW Pharmaceuticals, from May 2016 to January 2017. While at GW Pharmaceuticals, her responsibilities included establishing U.S. commercial operations and implementing U.S. public company financial and accounting standards in connection with the transfer of corporate operations from the U.K. to the U.S. Prior to joining GW Pharmaceuticals, Ms. Broadfoot served as Chief Financial Officer of Vical Inc., from October 2004 to March 2013, where she had oversight of finance, investor relations, manufacturing, information technology, human resources, and business development. Prior to that, Ms. Broadfoot held various positions at DJO Global, Inc., most recently as Vice President of Finance, and served as an audit manager at Ernst & Young LLP. Ms. Broadfoot is a member of the board of directors of Cue BioPharma, Inc., a publicly traded biopharmaceutical company. Ms. Broadfoot holds a B.S. in Business Administration and Accounting from San Diego State University and is a Certified Public Accountant (Inactive). Ms. Broadfoot’s financial and business expertise, including her diversified background in finance, operations and business development, provides her with the qualifications and skills to serve as a director.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BPM LLP, or BPM, as our independent registered public accounting firm for the year ending December 31, 2025 and further that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of BPM are expected to attend the Annual Meeting via the live webcast. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of BPM as our independent registered public accounting firm. However, the Board is submitting the selection of BPM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and of our stockholders.

Change in Independent Registered Public Accounting Firm

On October 2, 2023, the Audit Committee appointed BPM as our independent public accounting firm for the fiscal year ending December 31, 2023, replacing WithumSmith+Brown, PC, or Withum, who audited our consolidated financial statements for the year ended December 31, 2022.

On October 2, 2023, we notified Withum that it was being dismissed as our independent registered public accounting firm, effective immediately. The decision to dismiss Withum and retain BPM was at the direction of and approved by the Audit Committee.

Withum’s audit report on our financial statements for the year ended December 31, 2022, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following: the report included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern as result of its recurring operating losses and negative operating cash flows. Withum’s audit report on our financial statements for the year ended December 31, 2021, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2022 and 2021, and the subsequent interim period through October 2, 2023: (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the following material weakness in our internal control over financial reporting which existed during our year ended December 31, 2022 and the subsequent interim period through March 31, 2023, as disclosed in Part II, Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2022 and Part I, Item 4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, respectively: the review procedures related to the technical accounting review and analysis over earnings per share calculations were insufficient to prevent or detect errors in the calculation. We remediated the material weakness as of June 30, 2023.

Prior to engaging BPM, neither we nor anyone on our behalf consulted with BPM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered by BPM on our consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), and BPM did not provide any written report or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing or financial reporting issue.

We previously provided Withum with a copy of the disclosures regarding this change in independent registered public accounting firm reproduced in this Proxy Statement and we received a letter from Withum addressed to the SEC stating that they agree with the above statements. A copy of this letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 5, 2023.

Fees Billed by Independent Registered Public Accounting Firm 2024 and 2023

As described above, on October 2, 2023, the Audit Committee replaced Withum with BPM as our independent public accounting firm for the fiscal year ending December 31, 2023. The following tables present the aggregate fees billed by Withum and BPM to us for the years ended December 31, 2024 and 2023.

WithumSmith+Brown, PC (San Francisco, CA PCAOB ID Number 100)

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$31,200	$379,563
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$31,200	$379,563

(1)

Audit Fees. Consists of fees for consent to registration statements filed with the SEC for the year ended December 31, 2024, review of interim condensed consolidated financial statements through June 30, 2023 and fees for assistance with registration statements filed with the SEC, comfort letters and services that are normally provided by Withum in connection with statutory and regulatory filings or engagements for 2023.

BPM LLP (Walnut Creek, CA PCAOB ID Number 207)

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$412,681	$337,050
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$412,681	$337,050

(1)

Audit Fees. Consists of fees for professional services rendered for the audits of the years ended December 31, 2024 and 2023 consolidated financial statements, review of the interim condensed consolidated financial statements for the quarterly periods ended September 30, 2023, and March 31, 2024 through September 30, 2024 and fees for services that are normally provided by BPM in connection with statutory and regulatory filings or engagements for 2024 and 2023.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2019 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. We believe the mix of fixed and performance-based compensation, the terms of our cash bonus plan and the terms of long-term incentive compensation are all designed to enable Talphera to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee, and the Board believe that the design of the program, and hence the compensation awarded to our named executive officers under the current program, fulfills this objective.

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay Area, the challenge of recruiting, motivating and retaining executive officers in an industry with much longer business cycles than other commercial industries, and evolving compensation governance and best practices. In reconciling these areas, the Compensation Committee strives to act in the long-term best interests of Talphera and our stockholders and believes that Talphera’s executive compensation programs are strongly aligned with the long-term interests of our stockholders. In determining whether to approve this proposal, the Compensation Committee believes that stockholders should consider the following:

●

Emphasis on Pay for Performance. For 2024, a significant portion of our executive officers’ total compensation was variable and at risk and tied directly to our measurable performance. The Compensation Committee believes that this structure, which puts a considerable proportion of executive officers’ total compensation “at risk,” contingent on appreciation of our common stock, achievement of specific corporate goals, and continued employment, strongly aligns the interests of our executive officers with those of our stockholders, ties their compensation to the most concrete measure of performance against critical corporate goals and promotes retention.

●

Peer Group Positioning. The Compensation Committee utilizes an independent compensation consultant to assess our executive compensation program, including total compensation and individual compensation elements, against peer group market data. For 2024, in consultation with our independent compensation consultant, Radford, an Aon Company, the Compensation Committee chose a peer group consisting of similarly-sized companies at a similar stage of development, of similar complexity, and comparable financial characteristics, with whom we may compete for talent. The Compensation Committee generally targeted our named executive officers’ 2024 base salary, annual incentive bonuses and employee benefits elements of our executives’ compensation to be at or near the 50th percentile of our peer group, and the long-term equity incentive element of our executives’ compensation to be at or near the 50th to 75th percentile of our peer group based on a percent of company basis (i.e., the number of shares granted as a percent of total shares outstanding). However, given the Company’s stock price and the resulting share usage, this percent of Company approach for 2024 resulted in the value of the awards, as reported in the Summary Compensation Table, being at approximately the 25th percentile of our peer group.

●	Equity is a Key Component of Compensation and Aligns our Compensation Programs with the Long-Term Interests of our Stockholders. Our option awards granted in 2024 only provide value as the market price of our stock increases and if the executive officer provides us with continuous services. Our restricted stock unit awards granted in 2024 provide value if the executive officer provides us with continuous services. Therefore, these awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value, maintain the competitiveness of our executive officers’ total compensation opportunity and encourage our executive officers to remain in the long-term employ of Talphera.

●	Limited Personal Benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits.

●	No Tax Gross-Ups on Compensation. None of our executive officers receive tax-related gross-ups on any element of compensation.

●

No Single-Trigger Change in Control Cash Benefits. We do not provide cash severance benefits to our executives upon a change of control, absent an actual termination of employment. We only provide single trigger vesting acceleration if unvested equity awards are not assumed by an acquirer in a change of control.

●

No Pension Plans, Post-Retirement Health Plans or Supplemental Deferred Compensation or Retirement Benefits. We do not offer any defined benefit pension plans or post-retirement health benefits or provide our executive officers with any supplemental deferred compensation or supplemental retirement benefits.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or Talphera. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE PREFERRED FREQUENCY OF
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act enable the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

At the 2019 Annual Meeting, our shareholders indicated their preference that we solicit a non-binding, advisory approval of the compensation of our named executive officers every year. The Board has adopted a policy that is consistent with that preference. As it has been six years since our shareholders last voted on the matter, we are again seeking an advisory, non-binding vote from our shareholders as to the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program. Shareholders have the option of selecting a frequency of one, two or three years, or abstaining.

The Board believes that holding the advisory vote to approve named executive officer compensation annually will allow for timely and valuable feedback from shareholders on executive compensation matters. Gaining an understanding of the reasons behind an advisory vote for or against named executive officer compensation in a given year will require engagement with shareholders, and refining compensation programs warrants thoughtful deliberation and analysis. After consideration, our Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year.

While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. The Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Stockholders should note, however, that because the advisory vote on executive compensation occurs well into the compensation year, and because the different elements of our executive compensation program are designed to operate as part of an integrated program, it may not be appropriate or feasible to modify our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. Accordingly, in order to ensure timely and frequent shareholder feedback, the Board recommends that you vote for the option of “1YEAR” as the preferred frequency for the future advisory votes to approve the compensation of our named executive officers.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “1 YEAR” ON PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

The Talphera, Inc. 2020 Equity Incentive Plan, or the 2020 Plan, originally became effective on June 16, 2020, as last amended and restated on June 24, 2024, and was the successor to and continuation of the Talphera, Inc. 2011 Equity Incentive Plan, which we refer to as the “Prior Plan.”

In August 2025, the Board of Directors and Compensation Committee approved amending the 2020 Plan, subject to stockholder approval of this Proposal 5. We refer to the Amended and Restated 2020 Plan as amended by the Board of Directors and Compensation Committee as the “Amended 2020 Plan” throughout this Proxy Statement.

The Amended 2020 Plan contains the following material change from the 2020 Plan: the aggregate number of shares of common stock that may be issued under the Amended 2020 Plan, subject to adjustment for certain changes in our capitalization, is increased by an additional 1,400,000 shares over the aggregate number of shares of common stock that may be issued under the 2020 Plan, including an increase in the number of shares of our common stock that may be issued pursuant to the exercise of incentive stock options.

Why We Are Asking Our Stockholders to Approve the Amended 2020 Plan

We are seeking stockholder approval of the Amended 2020 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent.

Approval of the Amended 2020 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board or Compensation Committee. The Amended 2020 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

If this Proposal 5 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2020 Plan will not exceed the sum of: (i) 1,400,000 new shares, (ii) 3,161,395 shares approved for issuance under the 2020 Plan, and (iii) up to 744,608 shares subject to awards granted under the Prior Plan that may become available for issuance under the 2020 Plan (measured as of the original effective date of the 2020 Plan), as such shares become available from time to time (as further described below in “Description of the Amended 2020 Equity Incentive Plan – Shares Available for Awards”).

Stockholder Approval

If this Proposal 5 is approved by our stockholders, the Amended 2020 Plan will become effective as of the date of the Annual Meeting. If our stockholders do not approve this Proposal 5, the 2020 Plan will continue to be effective in accordance with its current terms following the Annual Meeting.

Why You Should Vote to Approve the Amended 2020 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, directors and consultants because of the strong competition for highly trained and experienced individuals among companies in the biopharmaceutical and biotechnology industries. Therefore, the Board believes that the Amended 2020 Plan is in the best interests of our business and our stockholders and recommends a vote in favor of this Proposal 5.

The Amended 2020 Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry. To date, equity awards have been a key aspect of our program to attract and retain key employees, directors and consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock and depends on the employees’ continuous service. As a result of our depressed stock price and the importance of the equity awards to attract, retain and motivate our employees, we will require a relative higher amount of equity awards than historically requested be available for grant to our current and prospective employees. In addition, we believe equity awards encourage employee ownership of our common stock and promote retention through the reward of long-term Company performance.

We Carefully Manage the Use of Equity Awards and Dilution is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

Overhang

The following table provides certain information regarding our use of equity awards.

As of December 31, 2024
Total number of shares of common stock subject to outstanding stock options	1,786,900
Weighted-average exercise price of outstanding stock options	$12.48
Weighted-average remaining term of outstanding stock options (in years)	7.6
Total number of shares of common stock subject to outstanding full value awards	212,923
Total number of shares of common stock available for grant under our 2020 Plan	1,956,919

As of August 29, 2025
Total number of shares of common stock outstanding	20,522,655
Per-share closing price of common stock as reported on the Nasdaq Capital Market	$0.541

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by (iii) the number of shares of common stock outstanding. As of August 29, 2025, we had a total of 3,087,988 shares of common stock reserved for issuance pursuant to outstanding options and restricted stock units, and 775,148 shares available for future grants. If the 1,400,000 shares proposed to be authorized for grant under the 2020 Plan are included in the calculation, our overhang on August 29, 2025 would have been approximately 26%. As of August 29, 2025, we had outstanding pre-funded warrants to purchase common stock at an exercise price of $0.001 per share, which were issued to certain institutional investors in July 2023, January 2024 and April 2025. If the 14,207,997 shares of common stock issuable upon the exercise of these pre-funded warrants are included as common stock in the calculation, our overhang on August 29, 2025 would have been approximately 15%.

The Size of Our Share Reserve Request Is Reasonable

If this Proposal 5 is approved by our stockholders, we will have approximately 1,995,946 shares available for grant after the Annual Meeting (accounting for the non-employee director grants we expect to make on the date of the Annual Meeting).

The Amended 2020 Plan Continues to Combine Compensation and Governance Best Practices

The Amended 2020 Plan continues to include provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

●

Stockholder approval is required for additional shares. The Amended 2020 Plan does not contain an annual “evergreen” provision. The Amended 2020 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

●

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2020 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

●

Limit on non-employee director compensation. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the Amended 2020 Plan and cash fees paid to such non-employee director, will not exceed $500,000 in total value, or $750,000 in the case of compensation granted or paid to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board. For purposes of these limitations, the value of any equity awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

●

Restrictions on dividends. The Amended 2020 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights. In addition, with respect to any award other than a stock option or stock appreciation right, the Amended 2020 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to such award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

●

Vesting restrictions. No award granted under the Amended 2020 Plan may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the share reserve may be subject to awards that do not meet such vesting (and, if applicable, exercisability) requirements.

●

No liberal change in control definition. The change in control definition in the Amended 2020 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2020 Plan to be triggered.

●

No liberal share counting provisions. The following shares will not become available again for issuance under the Amended 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award; (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award; and (iv) in the event that a stock appreciation right is settled in shares, the gross number of shares subject to such award.

●

Material amendments require stockholder approval. Consistent with The Nasdaq Stock Market, LLC, or Nasdaq, rules, the Amended 2020 Plan requires stockholder approval of any material revisions to the Amended 2020 Plan. In addition, certain other amendments to the Amended 2020 Plan require stockholder approval.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Amended 2020 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Description of the Amended 2020 Plan

The material features of the Amended 2020 Plan are described below. The following description of the Amended 2020 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2020 Plan. Stockholders are urged to read the actual text of the Amended 2020 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose

The Amended 2020 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The Amended 2020 Plan is also designed to align employees’ interests with stockholder interests.

Types of Awards

The terms of the Amended 2020 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2020 Plan will not exceed the sum of (i) 1,400,000 new shares, (ii) 3,161,395 shares currently approved for issuance under the 2020 Plan, and (iii) the Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.

The “Prior Plan’s Returning Shares” are shares of our common stock subject to awards granted under the Prior Plan that on or following the original effective date of the 2020 Plan: (i) are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) are not issued because such award or any portion thereof is settled in cash; or (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares. The Prior Plan’s Returning Shares will not exceed 744,608 shares in the aggregate (measured as of the original effective date of the 2020 Plan).

The following actions will not result in an issuance of shares of our common stock under the Amended 2020 Plan and accordingly will not reduce the number of shares of our common stock available for issuance under the Amended 2020 Plan: (i) the expiration or termination of any portion of an award granted under the Amended 2020 Plan without the shares covered by such portion of the award having been issued; or (ii) the settlement of any portion of an award granted under the Amended 2020 Plan in cash.

If any shares of our common stock issued pursuant to an award granted under the Amended 2020 Plan are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will become available again for issuance under the Amended 2020 Plan.

The following shares of our common stock will not become available again for issuance under the Amended 2020 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of an award granted under the Amended 2020 Plan or the Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award granted under the Amended 2020 Plan or the Prior Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of an award granted under the Amended 2020 Plan or the Prior Plan; and (iv) in the event that a stock appreciation right granted under the Amended 2020 Plan or the Prior Plan is settled in shares, the gross number of shares subject to such award.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the Amended 2020 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2020 Plan only to our (including our affiliates’) employees.

As of August 29, 2025, we (including our affiliates) had 12 employees, six non-employee directors and two on-site consultants.

Administration

The Amended 2020 Plan is administered by our Board, which has delegated concurrent authority to administer the Amended 2020 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purpose of this Proposal 5.

Subject to the terms of the Amended 2020 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2020 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2020 Plan.

The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

Under the Amended 2020 Plan, except in connection with a corporate transaction or an adjustment for certain changes in our capitalization, or unless our stockholders have approved such an action within 12 months prior to such an event, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by (1) reducing the exercise or strike price of the stock option or stock appreciation right or (2) canceling any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards.

Dividends and Dividend Equivalents

The Amended 2020 Plan provides that dividends or dividend equivalents may not be paid or credited to stock options or stock appreciation rights.

With respect to any award other than a stock option or stock appreciation right, the Amended 2020 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to such award, as determined by the Plan Administrator and specified in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such award agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such award agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Limit on Non-Employee Director Compensation

The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of the annual stockholders meeting for a particular year and ending on the date of the annual stockholders meeting for the next subsequent year (such period, the “annual period”), including awards granted under the 2020 Plan and cash fees paid to such non-employee director, will not exceed $500,000 in total value, or $750,000 in the case of compensation granted or paid to any individual for service as a non-employee director with respect to an annual period in which such individual is first appointed or elected to the Board.

Vesting Restrictions

No award granted under the Amended 2020 Plan may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the award; provided, however, that up to 5% of the share reserve may be subject to awards that do not meet such vesting (and, if applicable, exercisability) requirements.

Stock Options

Stock options may be granted under the Amended 2020 Plan pursuant to stock option agreements. The Amended 2020 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended 2020 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2020 Plan may not exceed ten years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 5 as “continuous service”) terminates (other than for cause or the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2020 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the last 30 days of the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock received upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2020 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended 2020 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2020 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2020 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2020 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Options may not be transferred to a third-party financial institution for value.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

●	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2020 Plan is 9,500,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2020 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the Amended 2020 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2020 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2020 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2020 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2020 Plan allows us to grant performance awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of pre-determined performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance awards.

In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period and to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goal.

Other Awards

Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the Amended 2020 Plan. Subject to the terms of the Amended 2020 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other awards.

Clawback Policy

In accordance with recently enacted SEC rules and Nasdaq Listing Rules, in November 2023, the Board adopted an executive compensation recovery policy, or clawback policy, regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the clawback policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. Awards granted under the Amended 2020 Plan are subject to recoupment in accordance with our clawback policy, or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the Amended 2020 Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction

The following applies to stock awards under the Amended 2020 Plan in the event of a corporate transaction (as defined in the Amended 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the Amended 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and performance awards will accelerate at 100% of the target level unless otherwise provided in the award agreement; (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder provided in the stock award, if applicable.

Under the Amended 2020 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Unless provided otherwise in the applicable award agreement, in any other written agreement or plan between a participant and the Company or an affiliate, or in any director compensation policy of the Company, an award will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.

Under the Amended 2020 Plan, a change in control is generally the occurrence of any one or more of the following events: (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) a plan of complete dissolution or liquidation of the Company approved by our stockholders or the Board; (4) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to this offering, or the incumbent Board, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board still in office. A change in control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of change in control is subject to any definition in an individualized agreement.

Dissolution or Liquidation

Except as otherwise provided in an award agreement , in the event of a dissolution or liquidation of the Company, all outstanding awards (other than awards consisting of vested and outstanding shares of common stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such award is providing continuous service, provided, however, that the Board may, in its sole discretion, cause some or all awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2020 Plan at any time. However, except as otherwise provided in the Amended 2020 Plan, no amendment or termination of the Amended 2020 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2020 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2020 Plan after April 16, 2030.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2020 Plan. The Amended 2020 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2020 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, pursuant to Section 83(b) of the Code, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code.

Plan Benefits under 2020 Plan

The following table sets forth certain information regarding the number of shares subject to awards previously granted under the 2020 Plan since its original effectiveness in June 2020 and through August 29, 2025, the record date.

Name and Position	Grant Date Fair Value ($)	Number of Shares
Vincent J. Angotti	2,684,344	1,319,914	(1)
Director Nominee and Chief Executive Officer
Raffi Asadorian	734,285	344,746	(2)
Chief Financial Officer
Badri Dasu	574,429	307,664	(3)
Chief Engineering Officer
Stephen J. Hoffman, M.D., Ph.D.	83,561	24,236	(4)
Director Nominee
Abhinav Jain	16,030	21,317	(5)
Director Nominee
All current executive officers as a group (4 persons)	4,070,286	2,122,979
All current directors who are not executive officers as a group (6 persons)	433,725	143,247
All current employees, including current officers who are not executive officers, as a group (12 persons)	4,799,521	2,036,086

(1)

Consists of 872,999 time-based vesting stock options, 228,250 performance-based options with 100% vesting contingent upon FDA approval of Niyad, 168,667 time-based RSUs and 49,998 share price performance options that did not vest and were returned to the 2020 plan.

(2)

Consists of 241,874 time-based vesting stock options, 51,250 performance-based options with 100% vesting contingent upon FDA approval of Niyad, 48,187 time-based RSUs, and 3,435 share price performance options that did not vest and were returned to the 2020 plan.

(3)

Consists of 211,998 time-based vesting stock options, 51,250 performance-based options with 100% vesting contingent upon FDA approval of Niyad, 41,917 time-based RSUs, and 2,499 share price performance options that did not vest and were returned to the 2020 plan.

(4)	Consists of 19,831 time-based vesting stock options and 4,405 time-based RSUs.
(5)	Consists of 18,272 time-based vesting stock options and 3,045 time-based RSUs.

New Plan Benefits under Amended 2020 Plan

Awards under the Amended 2020 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan, and we have not granted any awards under the Amended 2020 Plan subject to stockholder approval of this Proposal 5. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2020 Plan are not determinable.

Awards granted under the Amended 2020 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan. However, pursuant to our current compensation program for non-employee directors, each of our non-employee directors who is then serving as a director or who is elected to our Board on the date of an annual meeting will be granted a stock option to purchase 25,600 shares of our common stock, which will vest in full on the one-year anniversary of the date of grant, and 4,267 RSUs, which will vest in full on the one-year anniversary of the date of grant. For additional information regarding our current compensation program for non-employee directors, please see “Information Regarding the Board of Directors and Corporate Governance—Director Compensation” below.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

PROPOSAL 6

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

Overview

In January 2011, our Board originally adopted and our stockholders approved the 2011 Employee Stock Purchase Plan, or the 2011 ESPP. When the 2011 ESPP was originally adopted, our Board and stockholders approved a share reserve equal to 12,500 shares of our common stock, as adjusted by our 1:20 reverse stock split that occurred in 2022. On April 16, 2020, our Board adopted and on June 16, 2020, our stockholders approved an amendment and restatement of the 2011 ESPP, or the Amended 2011 ESPP, to increase the aggregate number of shares of the Company’s common stock reserved for issuance under the Amended 2011 ESPP to 245,000 shares, as adjusted by our 1:20 reverse stock split that occurred in 2022, subject to adjustment for certain changes in the Company’s capitalization and remove the “evergreen” provision from the Amended 2011 ESPP due to the expiration of its term.

On April 19, 2024, our Board adopted and on June 24, 2024, our stockholders approved an amendment and restatement of the Amended 2011 ESPP, to increase the aggregate number of shares of the Company’s common stock reserved for issuance under the Amended 2011 ESPP to 345,000 shares, subject to adjustment for certain changes in the Company’s capitalization.

In August 2025, our Board adopted an amendment and restatement of the Amended 2011 ESPP, or the Amended 2011 ESPP, subject to approval by our stockholders, to increase the aggregate number of shares of the Company’s common stock reserved for issuance under the Amended 2011 ESPP to 445,000 shares, subject to adjustment for certain changes in the Company’s capitalization.

Our Board adopted the Amended 2011 ESPP to ensure that the Company can continue to grant purchase rights under the Amended 2011 ESPP at levels determined appropriate by our Board.

As of August 29, 2025, an aggregate of 205,456 shares of the Company’s common stock had been previously issued under the Amended 2011 ESPP and 139,544 shares of the Company’s common stock remained available for future issuance under the Amended 2011 ESPP. Upon approval of this proposal, a total of 239,544 shares will become available for future issuance under the Amended 2011 ESPP. We do not maintain any other employee stock purchase plans. As of August 29, 2025 a total of 20,522,655 shares of the Company’s common stock were outstanding.

Our stockholders are requested in this proposal to approve the Amended 2011 ESPP. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Amended 2011 ESPP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

If this proposal is approved by our stockholders, the Amended 2011 ESPP will become effective for all offering periods under the Amended 2011 ESPP that commence on or after March 1, 2026, which is the first day of the next offering period under the Amended 2011 ESPP that commences following the Annual Meeting. Accordingly, the additional shares of the Company’s common stock that will be made available for issuance under the Amended 2011 ESPP upon approval of this proposal will not be available for grants of purchase rights under the Amended 2011 ESPP until the next offering period under the Amended 2011 ESPP that commences following the Annual Meeting. If this proposal is not approved by our stockholders, the Amended 2011 ESPP will not become effective and the 2011 ESPP will continue in its current form.

The material features of the Amended 2011 ESPP are described below. Please note that the following description of the material features of the Amended 2011 ESPP is qualified in its entirety by reference to the copy of the Amended 2011 ESPP, attached hereto as Appendix B.

Purpose

The purpose of the Amended 2011 ESPP is to provide a means by which our eligible employees may be given a favorable opportunity to purchase the Company’s common stock, thereby encouraging such employees to accept or continue their employment with us. The Company believes the Amended 2011 ESPP increases the interest of such employees in the Company’s welfare through participation in the growth and value of the Company’s common stock.

Administration

The Amended 2011 ESPP will be administered by the Board or the Compensation Committee. The Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this proposal. The Plan Administrator has the sole authority to interpret the Amended 2011 ESPP and make all determinations deemed necessary or advisable for the administration of the Amended 2011 ESPP.

Structure

The Amended 2011 ESPP is structured to permit eligible employees of the Company or any parent or subsidiary of the Company to purchase shares of our common stock on a tax-advantaged basis that is intended to satisfy the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.

Stock Subject to Amended 2011 ESPP

Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock that may be issued under the Amended 2011 ESPP is 445,000 shares. If any purchase rights granted under the Amended 2011 ESPP expire or terminate without being fully exercised, the unpurchased shares of the Company’s common stock subject to such purchase rights will again become available for issuance under the Amended 2011 ESPP.

Offerings

The Amended 2011 ESPP will be implemented by a series of six-month offering periods that commence on the first business day of March and September each year. Each offering period will be comprised of one purchase period that will run for the full length of the offering period. The purchase dates for each offering period under the Amended 2011 ESPP will occur on the last business day of each offering period. Our Board has the power to change the duration of offering periods or purchase periods under the Amended 2011 ESPP without stockholder approval, provided that such change is announced prior to the scheduled beginning of the first offering period or purchase period to be affected.

When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of the Company’s common stock on each purchase date at the end of the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of the Company’s common stock, subject to certain limitations (as set forth in the Amended 2011 ESPP and described below under “Purchase Limits”).

Eligibility

Each individual who, on the date of commencement of any offering period under the Amended 2011 ESPP, is an employee of the Company or any parent or subsidiary of the Company (including any officer or director who is an employee) is eligible to participate in such offering period. However, the following employees will be excluded from participating in the Amended 2011 ESPP: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is not more than five months in any calendar year; and (iii) subject to the terms of the Amended 2011 ESPP, employees who are citizens or residents of a foreign jurisdiction if the grant of purchase rights under the Amended 2011 ESPP to such employees is prohibited under the laws of such jurisdiction or compliance with the laws of such jurisdiction would cause the Amended 2011 ESPP to violate the requirements of Section 423 of the Code. In addition, no employee may be granted a purchase right under the Amended 2011 ESPP if, immediately after the grant, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

As of August 29, 2025, all 12 employees of the Company and its subsidiaries are eligible to participate in the Amended 2011 ESPP.

Election to Participate

If an individual is an eligible employee and wishes to participate in an offering period under the Amended 2011 ESPP, he or she must deliver to the Company no later than five (5) business days before the start of the offering period (or by such other earlier date determined by the Plan Administrator and communicated to participants) a written enrollment form evidencing his or her election to participate. Once an employee becomes a participant in an offering period, the employee will automatically participate in the offering period commencing immediately following the last day of the offering period in which he or she is currently participating, unless the employee withdraws or is deemed to withdraw from the Amended 2011 ESPP or terminates further participation in the offering period.

Purchase Price

The purchase price per share at which shares of the Company’s common stock will be sold on each purchase date during an offering period under the Amended 2011 ESPP is 85% of the lesser of the fair market value of the Company’s common stock on the first day of the offering period or on the last day of the applicable purchase period within the offering period.

As of August 29, 2025, the closing price of the Company’s common stock as reported on the NASDAQ Capital Market was $0.541 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of any shares purchased by a participant during an offering period under the Amended 2011 ESPP will be paid with funds accumulated through payroll deductions from the participant’s compensation during the offering period. A participant must specify a rate for such deductions (which may not exceed 15% of the participant’s compensation) or a dollar amount for such deductions and the participant may elect to have such deductions taken from his or her total earnings, including base salary and/or base compensation as defined in the Amended 2011 ESPP or the governing offering document.

A participant may not increase his or her rate of payroll deductions during an offering period, and may decrease his or her contribution rate no more than one time during an offering and any such decrease must be to 0%.

All payroll deductions made for a participant will be credited to a special book account on the Company’s books, but no funds will be actually set aside in any special fund or account.

Purchase Limits

No participant may purchase more than $25,000 worth of the Company’s common stock (determined based on the fair market value of the shares on the grant date of the purchase right) under all the employee stock purchase plans of the Company and any parent or subsidiary of the Company for each calendar year in which such rights are outstanding at any time. In addition, no participant may purchase more than 10,000 shares of the Company’s common stock in any offering period under the Amended 2011 ESPP (or such lower limit as may be established by the Plan Administrator for a particular purchase period or offering period).

Withdrawal

A participant may withdraw from an offering period under the Amended 2011 ESPP by notifying the Company in writing of his or her election to withdraw at any time on or before the end of the offering period (or by such other earlier date determined by the Plan Administrator and communicated to participants). Upon receipt of such notice, all future payroll deductions for the offering period will cease, and any payroll deductions previously collected during the offering period (to the extent not already applied to the purchase of shares) will be refunded, without interest. However, an employee’s withdrawal from an offering period does not affect the employee’s eligibility to participate in any other offering periods under the Amended 2011 ESPP.

Termination of Participation

A participant’s participation in an offering period will automatically terminate upon his or her cessation of employment or retirement with the Company or any parent or subsidiary of the Company, permanent and total disability, or death. Upon such event, the participant will be treated as having withdrawn from the offering period. Accordingly, all future payroll deductions for the offering period will cease, and any payroll deductions previously collected during the offering period (to the extent not already applied to the purchase of shares) will be refunded, without interest.

Restrictions on Transfer

Purchase rights granted under the Amended 2011 ESPP are not transferable, except by will or the laws of descent and distribution, and may be exercised only by the person to whom the rights are granted during his or her lifetime. However, a participant may designate a beneficiary who is to receive any shares and cash from the participant’s account under the Amended 2011 ESPP in the event of the participant’s death subsequent to the end of an offering period but prior to delivery to the participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Amended 2011 ESPP in the event of the participant’s death prior to the purchase date of an offering period.

Termination and Amendment of Amended 2011 ESPP

Our Board may terminate or amend the Amended 2011 ESPP at any time. However, any outstanding purchase rights granted before such termination or amendment will not be materially impaired by any such termination or amendment except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

In addition, the approval of the Company’s stockholders will be required for any amendment of the Amended 2011 ESPP for which stockholder approval is required by applicable law or listing requirements.

The Amended 2011 ESPP does not have an expiration date. The Amended 2011 ESPP may be terminated by our Board.

Adjustment upon Changes in Capitalization

In the event of any change that is made in, or other events that occur with respect to, the Company’s common stock subject to the Amended 2011 ESPP or subject to any purchase right without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction), our Board will proportionately adjust (i) the aggregate number of shares of the Company’s common stock reserved for issuance under the Amended 2011 ESPP, (ii) the number of shares of the Company’s common stock subject to, and the purchase price applicable to, outstanding purchase rights granted under the Amended 2011 ESPP, and (iii) the maximum number of shares of the Company’s common stock that may be purchased by any participant in any offering period under the Amended 2011 ESPP.

Effect of Certain Corporate Transactions

In the event of certain corporate transactions, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue purchase rights outstanding under the Amended 2011 ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for those outstanding under the Amended 2011 ESPP; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for purchase rights outstanding under the Amended 2011 ESPP then the participants’ accumulated contributions shall be used to purchase shares of the Company’s common stock within ten (10) business days prior to the corporate transaction under any ongoing offerings, and the participants’ purchase rights under the ongoing offerings shall terminate immediately after such purchase.

Under the Amended 2011 ESPP, the types of corporate transactions that are subject to the treatment described above are: (i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries; (ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company; (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the component of the Amended 2011 ESPP intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside or the taxation consequences with respect to participation in any component of the Amended 2011 ESPP is not intended to meet the requirements of Section 423 of the Code. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of the Company’s common stock acquired under the Amended 2011 ESPP. The Amended 2011 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Under the component of the Amended 2011 ESPP that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, a participant will be taxed on amounts withheld for the purchase of shares of the Company’s common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended 2011 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the Amended 2011 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended 2011 ESPP. In addition, our Board and the Compensation Committee have not granted any purchase rights under the Amended 2011 ESPP that are subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2011 ESPP are not determinable. Our non-employee directors will not be eligible to participate in the Amended 2011 ESPP.

Amended 2011 ESPP Benefits

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of the Company’s common stock that have been purchased under the Amended 2011 ESPP since its approval by our stockholders in January 2011 through August 29, 2025.

Name and Position	Number of Shares
Vincent J. Angotti	42,747
Director Nominee and Chief Executive Officer
Raffi Asadorian	3,002
Chief Financial Officer
Badri Dasu	4,148
Chief Engineering Officer
All current executive officers as a group (4 persons)	49,897
All current directors who are not executive officers as a group (6 persons)	—
Each nominee for election as a director (other than Mr. Angotti)	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All current employees, including current officers who are not executive officers, as a group (8 persons)	8,623

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 6.

PROPOSAL 7

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK

Description of the Proposed Reverse Stock Split

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our Amended and Restated Certificate of Incorporation, to effect a reverse split of the issued and outstanding shares of the common stock at a ratio of between 1-for-10 and 1-for-30, with such ratio to be determined at the sole discretion of our Board, or the Reverse Stock Split. The form of proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix C to this proxy statement. The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of the Amended and Restated Certificate of Incorporation. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the certificate of incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the common stock by the ratio to be determined by the Board, but will not increase the par value of the common stock, and will not change the number of authorized shares of the common stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving this Proposal 7 and the Reverse Stock Split, stockholders will approve the amendment to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares, between and including ten and thirty, would be combined into one share of common stock and authorize our Board to file one certificate of amendment, as determined by our Board in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the Amended and Restated Certificate of Incorporation.

Nasdaq Listing Compliance

Our common stock is listed on the Nasdaq Capital Market under the symbol “TLPH.” To maintain a listing on the Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq Stock Market, LLC, or Nasdaq. If we are unable to meet the Nasdaq requirements, our common stock will be subject to delisting.

Among other things, we are required to comply with the continued listing requirements of the Nasdaq Capital Market, including that the common stock maintain an average minimum closing price of $1.00 per share on the Nasdaq Capital Market, or the Nasdaq Minimum Bid Requirement. We do not currently satisfy this Nasdaq Minimum Bid Requirement. Assuming our stockholders approve this proposal, our Board will determine whether to effect a Reverse Stock Split in the range of between 1-for-10 and 1-for-30, inclusive, at the ratio determined by our Board to be most likely sufficient to allow us to meet and maintain the Nasdaq Minimum Bid Requirement.

Reasons for the Reverse Stock Split

On December 6, 2024, Nasdaq notified us that the average closing price of our common stock had closed below the required $1.00 per share for the prior 32 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq Minimum Bid Requirement. We were provided 180 calendar days by Nasdaq to regain compliance with this requirement and needed to provide written notice of our intention to cure the deficiency, including by a reverse stock split if necessary.

On May 30, 2025, we transferred the listing of our securities to The Nasdaq Capital Market, and as a result, we were afforded the remainder of the 180-day period, or until June 4, 2025, to regain compliance with the Nasdaq Minimum Bid Requirement. On June 5, 2025, Nasdaq notified us of our failure to regain compliance with the Nasdaq Minimum Bid Requirement and that we were eligible for an additional 180 calendar day period, or until December 1, 2025, or the Additional Grace Period, to regain compliance.

To regain compliance, the closing bid price of the common stock must be at least $1.00 per share for a minimum of ten consecutive business days within the Additional Grace Period. If it appears to Nasdaq staff that we are not able to cure the deficiency, or if we do not meet the other listing standards, Nasdaq could provide notice that our common stock will be subject to delisting.

Our Board has considered the potential harm to us of a delisting of the common stock and has determined that, if the common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq Minimum Bid Requirement. Our Board also believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares. Our Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. Our Board anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.

If this Proposal 7 is approved by the holders of the common stock and our Board decides to implement the Reverse Stock Split, our Board will determine the ratio of the Reverse Stock Split, in the range of between 1-for-10 and 1-for-30, inclusive, as determined in the judgment of our Board to be most likely sufficient to allow us to achieve and maintain compliance with the minimum $1.00 per share requirement for listing on the Nasdaq Capital Market for the longest period of time while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market.

We believe that maintaining the listing of the common stock on the Nasdaq Stock Market provides us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Stock Market. Among other factors, trading on the Nasdaq Stock Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). Further, a Nasdaq Stock Market listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on the Nasdaq Stock Market as compared with the OTC markets.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Talphera, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The following table sets forth the number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on the 20,522,655 shares of common stock outstanding as of August 29, 2025. The table does not account for fractional shares that will be paid in cash.

	After Reverse Stock Split
Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding	Authorized Shares of Common Stock
None	20,522,655	200,000,000
1:10	2,052,266	200,000,000
1:11	1,865,696	200,000,000
1:12	1,710,221	200,000,000
1:13	1,578,666	200,000,000
1:14	1,465,904	200,000,000
1:15	1,368,177	200,000,000
1:16	1,282,666	200,000,000
1:17	1,207,215	200,000,000
1:18	1,140,148	200,000,000
1:19	1,080,140	200,000,000
1:20	1,026,133	200,000,000
1:21	977,269	200,000,000
1:22	932,848	200,000,000
1:23	892,289	200,000,000
1:24	855,111	200,000,000
1:25	820,906	200,000,000
1:26	789,333	200,000,000
1:27	760,098	200,000,000
1:28	732,952	200,000,000
1:29	707,678	200,000,000
1:30	684,089	200,000,000

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own:

Ratio of Reverse Stock Split	Shares of Common Stock Held
None	10,000
1:10	1,000
1:11	909
1:12	833
1:13	769
1:14	714
1:15	666
1:16	625
1:17	588
1:18	555
1:19	526
1:20	500
1:21	476
1:22	454
1:23	434
1:24	416
1:25	400
1:26	384
1:27	370
1:28	357
1:29	344
1:30	333

We are currently authorized to issue up to 200,000,000 shares of common stock under the Amended and Restated Certificate of Incorporation. The Reverse Stock Split will have no effect on the total number of shares of common stock we are authorized to issue under the Amended and Restated Certificate of Incorporation. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. We may use the additional authorized and unissued shares of common stock resulting from the Reverse Stock Split to issue additional shares of common stock from time to time in equity financings, under our equity compensation plans or in connection with other matters. The Board currently has no plans, arrangements or understandings regarding the issuance of such additional authorized and unissued shares of common stock.

As of the record date, there were no issued or outstanding shares of our preferred stock and no outstanding options or warrants to purchase shares of our preferred stock. The Reverse Stock Split will not impact the number of authorized or outstanding shares of our preferred stock.

Accounting Matters

The Reverse Stock Split will not affect the par value of the common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by our Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the common stock as reported on the Nasdaq Capital Market on the effective date of the certificate of amendment to the Amended and Restated Certificate of Incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 29 shares (if we were to implement a 1-for-30 Reverse Stock Split) of common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of the common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split. As of the record date, there were approximately holders of record of the common stock. As a result of the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of 1-for-30 were selected, we estimate that cashing out fractional stockholders would potentially reduce that number of stockholders of record from to .

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 7, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

●

Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of the common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of the common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

●

Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

●

A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●

Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split. While this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of Talphera with another company), Proposal 7 is not being proposed in response to any effort of which we are aware to accumulate shares of the common stock or to obtain control of Talphera.

Effective Date

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of Talphera and our stockholders and we file the amendment to our Amended and Restated Certificate of Incorporation. Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time. Upon the filing of the amendment, all of the pre-Reverse Stock Split shares will be converted into new common stock as set forth in the amendment.

Exchange of Stock Certificates

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as the “exchange agent” for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares that are certificated will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, and judicial authorities and administrative rulings and practices, each as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS or the courts will accept the positions expressed below. This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in Section 1221 of the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local, or non-U.S. tax laws or under U.S. federal gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants (including pre-funded warrants) or other rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons deemed to sell common stock under the constructive sale provisions of the Code, persons whose common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock who are not U.S. Holders (as defined below), holders of common stock who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of common stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. A U.S. Holder that receives solely a reduced number of shares of common stock generally should not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders who acquired shares of common stock at different times or at different prices should consult their tax advisors as to application of the foregoing rules in their particular circumstances.

No gain or loss should be recognized by Talphera as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of fractional share interests as a result of the Reverse Stock Split should be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and generally should recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share interests. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year. Long-term capital gains of non-corporate U.S. Holders are generally subject to tax at preferential rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, received in the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock, if any, received in the Reverse Stock Split should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any excess amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS AND ANY TAX TREATY.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock present or represented by proxy at the Annual Meeting. Because Proposal 7 is considered “routine”, we do not expect any broker non-votes for this proposal.

The Board of Directors Recommends
A Vote in Favor of Proposal 7.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Under Nasdaq rules, “independent” directors must comprise a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each current and nominee for director and considered whether any director has a material relationship with us that could compromise their ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, our Board determined that all of our current directors and nominees for director qualify as “independent” directors within the meaning of the Nasdaq rules, other than Mr. Angotti, our Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. Our Board previously determined that Richard Afable, M.D. and Howard B. Rosen who resigned from the Board in February 2024, also qualified as “independent” directors within the meaning of the Nasdaq rules. Dr. Palmer, our Chief Medical Officer, who resigned from the Board in February 2024, did not qualify as an independent director under the Nasdaq rules. Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

Board Leadership Structure

Our Board has a Chairman, Mr. Adams, who has authority, among other things, to preside over Board meetings, including meetings of the independent directors. Accordingly, the Chairman has substantial ability to shape the work of our Board. We believe that separation of the roles of Chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of Talphera. However, no single leadership model is right for all companies and at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

Composition of the Board

Our Board and the Nominating and Corporate Governance Committee are committed to ensuring that the Board is comprised of a highly capable group of directors who collectively provide a significant breadth of experience, knowledge and ability to effectively represent the interest of stockholders, drive stockholder value and reflect our corporate values of integrity, honesty and adherence to high ethical standards. The following charts illustrate the tenure, experience and diversity of our current directors.

Role of the Board of Directors in Risk Oversight

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities and has determined that our principal source of risk falls into two categories, financial and commercial. The Audit Committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to commercialization, compliance matters, business development efforts, and financial and strategic risk related to our operations. The Audit Committee is also responsible for overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats.

In addition, our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies and manages risks associated with the independence of the Board and potential conflicts of interest. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on Talphera. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of the Board of Directors

The Board met seven times in 2024 and acted by unanimous written consent four times. Each director other than Mr. Rosen, who resigned from the Board in February 2024, attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during 2024, in each case held during the period for which each respective director was serving as a director and/or committee member.

Annual Meeting Attendance

Each director is expected to attend our annual meetings of stockholders pursuant to our Corporate Governance Guidelines. All of our then-serving directors during 2024 attended the 2024 annual meeting of stockholders.

Information Regarding Committees of the Board of Directors

The Board has four standing committees - an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance and Strategic Transactions Committee, or the FAST Committee. The following table provides membership and meeting information for 2024 for each of the committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	FAST
Adrian Adams	-	X	Chair(1)	Chair(2)
Richard Afable, M.D.	-	Chair(3)	-	-
Marina Bozilenko	X	-	-	Chair(4)
Jill Broadfoot	Chair	-	-	-
Stephen J. Hoffman, M.D., Ph.D.	X(5)	-	X(6)	-
Abhinav Jain	-	X(7)	X(7)	X(7)
Howard B. Rosen	X(8)	-	-	-
Mark Wan	-	Chair(9)	Chair(10)	X
Meetings in 2024 (#)	4	5	2	1
Actions by Written Consent in 2024 (#)	1	1	2	0

(1)	Mr. Adams served as a member of the committee and was appointed as Chair of the committee effective February 26, 2024.

(2)	Mr. Adams served as Chair of the committee until February 26, 2024, and continues to serve as a member of the committee.
(3)	Dr. Afable served as Chair of the committee until his resignation effective February 26, 2024.
(4)	Ms. Bozilenko served as a member of the committee and was appointed as Chair of the committee on February 26, 2024.
(5)	Dr. Hoffman was appointed to the committee effective February 26, 2024.
(6)	Dr. Hoffman resigned from the committee effective February 26, 2024.
(7)	Mr. Jain was appointed to the committee effective February 26, 2024.
(8)	Mr. Rosen served on the committee until his resignation effective February 26, 2024.
(9)	Mr. Wan served as a member of the committee and was appointed as Chair effective February 26, 2024.
(10)	Mr. Wan served as Chair of the committee until February 26, 2024, and continues to serve as a member of the committee.

On February 26, 2024, Richard Afable, M.D. and Howard B. Rosen resigned as members of our board of directors and any and all committees thereof, effective immediately. At the time of their resignations, Dr. Afable served on the Compensation Committee and Mr. Rosen served on the Audit Committee. Dr. Afable and Mr. Rosen’s resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

As of August 29, 2025, the committees of the Board were constituted as follows:

Audit Committee

Jill Broadfoot (Chair)

Marina Bozilenko

Stephen J. Hoffman, M.D., Ph.D.

Compensation Committee

Mark Wan (Chair)

Stephen J. Hoffman, M.D., Ph.D.

Abhinav Jain

Nominating and Corporate Governance Committee

Adrian Adams (Chair)

Abhinav Jain

Mark Wan

FAST Committee

Marina Bozilenko (Chair)

Adrian Adams

Abhinav Jain

Mark Wan

Below is a description of each of the committees of the Board.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee:

●	evaluates the performance of and assesses the qualifications of the independent auditors;

●	determines and approves the engagement of the independent auditors;

●	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

●	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

●	monitors the rotation of partners of the independent auditors on our audit engagement team as required by law;

●	reviews and approves or rejects transactions between Talphera and any related persons;

●	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

●	oversees our cybersecurity risk management processes;

●

establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

●

meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In 2024, the Audit Committee was comprised of Mr. Rosen, Mses. Broadfoot and Bozilenko and Dr. Hoffman, each of whom was a non-employee member of our Board. Mr. Rosen resigned from our Board effective February 26, 2024 and Dr. Hoffman was appointed as a member of the Audit Committee effective immediately upon Mr. Rosen’s resignation. The Audit Committee has adopted a written charter that is available on our website at www.talphera.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

In addition, our Board has determined that each of the directors serving on our Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and Nasdaq. Our Board has also determined that each of Mses. Broadfoot and Bozilenko qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our Board considered the overall knowledge, experience and familiarity of both Mses. Broadfoot and Bozilenko with accounting matters, in analyzing and evaluating financial statements and in managing private equity investments. Ms. Broadfoot is Chair of the Audit Committee. The composition of the Audit Committee satisfies the independence and other requirements of Nasdaq and the SEC.

Compensation Committee

In 2024, the Compensation Committee was comprised of Messrs. Adams, Jain and Wan and Dr. Afable, each of whom was a non-employee member of our Board. Dr. Afable resigned from our Board effective February 26, 2024 and Mr. Wan replaced him as Chair of the Compensation Committee, immediately upon Dr. Afable’s resignation. Mr. Jain was appointed as a member of the Compensation Committee effective February 26, 2024. All members of the Compensation Committee are independent (as independence is currently defined in Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee has adopted a written charter that is available on our website at www.talphera.com.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

●	approving or recommending for approval to our Board the compensation and other terms of employment of our executive officers, including our Chief Executive Officer;

●

approving or recommending to our Board performance goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer, and assessing their performance against these goals and objectives;

●	evaluating and approving the equity incentive plans, compensation plans and similar programs, as well as modification or termination of existing plans and programs;

●	evaluating and recommending to our Board the type and amount of compensation to be paid or awarded to Board members;

●	administering our equity incentive plans;

●	establishing policies with respect to equity compensation arrangements;

●	recommending to our Board compensation-related proposals to be considered at our annual meetings, including the frequency of advisory votes on executive compensation;

●	reviewing and discussing with our management any conflicts of interest raised by the work of any compensation consultants;

●	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

●	approving or recommending to our Board the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers;

●	preparing the Compensation Committee report for our annual proxy statement;

●	reviewing the adequacy of our Compensation Committee charter on a periodic basis; and

●	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of Talphera (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, overseeing director education and training, and assessing the performance of the Board.

In 2024, the Nominating and Corporate Governance Committee was comprised of Messrs. Adams, Jain and Wan and Dr. Hoffman, with Mr. Wan serving as the Chair of the Nominating and Corporate Governance Committee until February 26, 2024 when Mr. Adams replaced him as Chair of the Nominating and Corporate Governance Committee. Our Board has determined that Messrs. Adams, Jain and Wan, and Dr. Hoffman are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee has adopted a written charter that is available on our website at www.talphera.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Talphera, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, with a focus on current and upcoming Board diversity requirements, the operating requirements of Talphera and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and Talphera, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Talphera during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. To date, the Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Secretary at the following address: 1850 Gateway Drive, Suite 175, San Mateo, CA 94404, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Talphera stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Finance and Strategic Transactions Committee

The FAST Committee is responsible for matters delegated to it by the Board from time to time, which include reviewing capital market and financing transactions, M&A opportunities, and other business development and strategic transaction opportunities for us. In 2024, the FAST Committee was comprised of Messrs. Adams, Jain and Wan and Ms. Bozilenko, with Mr. Adams serving as the Chair of the FAST Committee until February 26, 2024, when Ms. Bozilenko replaced him as Chair of the FAST Committee. Our Board has determined that Messrs. Adams, Jain and Wan and Ms. Bozilenko are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

Compensation Committee Interlocks and Insider Participation

In 2024, the Compensation Committee consisted of directors Messrs. Adams, Jain and Wan and Dr. Afable, with Dr. Afable serving as Chair of the Compensation Committee until his resignation from our Board effective February 26, 2024, at which time Mr. Wan replaced him as Chair of the Compensation Committee. None of the members of our Compensation Committee during 2024 is currently or has been, at any time since our formation, one of our officers or employees. During 2024, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

Stockholder Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board, any stockholder who wishes to address questions regarding our business or affairs directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Talphera, Inc., 1850 Gateway Drive, Suite 175, San Mateo, CA 94404. At the request of the directors, the Secretary to the Board reviews all correspondence addressed to the Chairman or to individual directors, organizes the correspondence, and provides it to the Chairman or to individual directors, as appropriate. Our directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes, and job inquiries, not be provided to directors and be discarded, as appropriate.

Code of Business Conduct and Ethics

We have adopted the Talphera, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. All new employee and director hires are trained on the Code of Business Conduct and Ethics and the Company’s Whistleblower Policy as part of their on-hire training, and all employees and directors are provided with copies of both policies on an annual basis. The Code of Business Conduct and Ethics is available on our website at www.talphera.com. Stockholders may request a free copy of the Code of Business Conduct and Ethics by submitting a written request to: Talphera, Inc., Attention: Investor Relations, 1850 Gateway Drive, Suite 175, San Mateo, CA 94404. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Our insider trading policy prohibits the trading of derivatives or pledges or hedging of our equity securities by members of our board of directors, executive officers and employees. A copy of our Insider Trading Policy is filed as an exhibit to our 2024 Annual Report. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire equity awards, which often include stock options, on or soon after a new hire’s employment start date and annual awards, which often include stock options, generally in the first quarter of each fiscal year, which annual grants are typically approved at a regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of our stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Director Compensation” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features.

We do not grant equity awards in anticipation of the release of material nonpublic information, or MNPI, and we do not time the release of MNPI based on equity award grant dates or for the purposes of affecting the value of executive compensation. During 2024, we did not grant any stock options to our named executive officers except for the annual stock options granted with an effective date of February 14, 2024. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.

Director Compensation

Non-Employee Director Compensation

Compensation for our non-employee directors consists of cash, restricted stock unit awards, or RSUs and stock options. The Compensation Committee periodically reviews the compensation paid to non-employee directors for their service on the Board and its committees and recommends any changes considered appropriate to the full Board for its approval.

Cash Compensation Arrangements for 2024

Our non-employee director cash compensation is aligned with the 50th percentile of our peer group. Each member of our Board who is not our employee receives an annual retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for Board services, as applicable:

●	the Board Chair receives an additional annual retainer of $30,000;

●	the Audit Committee Chair receives an additional annual retainer of $20,000;

●	the FAST Committee Chair receives an additional annual retainer of $20,000;

●	the Compensation Committee Chair receives an additional annual retainer of $15,000;

●	the Nominating and Corporate Governance Committee Chair receives an additional annual retainer of $10,000;

●	an Audit Committee member receives an additional annual retainer of $10,000;

●	a FAST Committee member receives an additional annual retainer of $10,000;

●	a Compensation Committee member receives an additional annual retainer of $7,500; and

●	a Nominating and Corporate Governance Committee member receives an additional retainer of $5,000.

All Board and committee retainers accrue and are payable on a quarterly basis at the end of each calendar quarter of service. We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings.

Effective October 1, 2024, we suspended all cash compensation arrangements for our non-employee directors for one year.

Equity Compensation Arrangements for 2024

Equity compensation for our non-employee directors consists of a mix of stock options and RSUs. In February 2024, the Board approved the recommendations of the Compensation Committee to better align our non-employee director equity compensation closer to the 50th percentile of our peer group and in order to maximize the benefit of the 2024 equity award component to our directors to the greatest extent possible under the remaining equity share pool available under the 2020 Equity Incentive Plan. Beginning in February 2024, the equity grant value was split between stock options (80%) and RSUs (20%) such that each non-employee director who is then serving as a director or who is elected to our Board on the date of an annual meeting will be granted a stock option to purchase 13,044 shares of our common stock, which will vest in full on the one-year anniversary of the date of grant, and 2,174 RSUs, which will vest in full on the one-year anniversary of the date of grant.

Each of the stock options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant. All stock options and RSUs awarded to our non-employee directors are entitled to full vesting acceleration as of immediately prior to the effective date of certain change of control transactions involving us, such as our liquidation or a dissolution of or an event that results in a material change in the ownership of Talphera.

2024 Director Compensation

The following table sets forth certain summary information for the year ended December 31, 2024 with respect to the compensation of our non-employee directors. Neither Mr. Angotti, who is currently an executive officer, nor Dr. Palmer, who resigned from our Board effective February 28, 2024, and retired and resigned as an executive officer effective October 1, 2025, received or receives any additional compensation for serving on our Board.

Name	Fees Earned or Paid in C	Stock Awards (1)(3)	Option Awards (2)(3)	Total
Adrian Adams	$69,457	$1,924	$9,425	$80,806
Richard Afable, M.D. (4)	8,589	—	—	8,589
Marina Bozilenko	50,934	1,924	9,425	62,283
Jill Broadfoot	45,000	1,924	9,425	56,349
Stephen J. Hoffman, M.D., Ph.D.	41,168	1,924	9,425	52,517
Abhinav Jain	41,044	2,718(5)	13,312(5)	57,074
Howard B. Rosen(4)	7,808	—	—	7,808
Mark Wan	52,109	1,924	9,425	63,458

(1)

The dollar amount in this column represents the grant date fair value of the RSUs granted to our non-employee directors during 2024, as computed in accordance with ASC 718, not including any estimates of forfeitures. For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Stock-Based Compensation” included in our 2024 Annual Report. This amount does not correspond to the actual economic value that may be received from the RSUs. As of December 31, 2024, our non-employee directors had the following outstanding unvested RSUs: Mr. Adams – 2,174; Dr. Afable – 0; Ms. Bozilenko – 2,174; Ms. Broadfoot – 2,174; Dr. Hoffman – 2,174; Mr. Jain – 3,045; Mr. Rosen – 0; and Mr. Wan – 2,174.

(2)

The dollar amount in this column represents the grant date fair value of the stock options granted to our non-employee directors during 2024. This amount has been calculated in accordance with ASC 718 using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. For a discussion of valuation assumptions, see Notes 1 and 11 to our consolidated financial statements included in our 2024 Annual Report. This amount does not necessarily correspond to the actual economic value that may be recognized from the options. As of December 31, 2024, our non-employee directors had the following number of outstanding options: Mr. Adams – 23,206; Dr. Afable – 10,162; Ms. Bozilenko – 20,581; Ms. Broadfoot – 19,581; Dr. Hoffman – 23,206; Mr. Jain – 18,272; Mr. Rosen – 78,960; and Mr. Wan – 23,206.

(3)

On June 24, 2024, the date of our 2024 annual meeting of stockholders, each non-employee director was granted 2,174 RSUs and an option to purchase 13,044 shares of our common stock with an exercise price of $0.885 per share. The shares subject to these stock options and RSUs vested on the first anniversary of the date of grant.

(4)	Dr. Afable and Mr. Rosen each resigned from the Board effective February 26, 2024.

(5)

On January 22, 2024, the date of Mr. Jain’s appointment to our Board, Mr. Jain was granted 871 RSUs and an option to purchase 5,228 shares of our common stock with an exercise price of $0.912 per share. The shares subject to these stock options and RSUs vested on the first anniversary of the date of grant.

Non-Employee Director Compensation Changes for 2025

Effective October 1, 2024, the Board suspended the payment of all cash fees to the non-employee director members of the Board for 12 months.

In February 2025, the Board approved the recommendations of the Compensation Committee, to better align our non-employee director equity compensation closer to the 50th percentile of our peer group and in order to account for the 12-month suspension of cash fees to the Board, that the equity grant value would be split between stock options (80%) and RSUs (20%) such that each non-employee director who is then serving as a director or who is elected to our Board on the date of an annual meeting will be granted a stock option to purchase 25,600 shares of our common stock (an increase from 13,044 shares), which will vest in full on the one-year anniversary of the date of grant, and 4,267 RSUs (an increase from 2,174 RSUs), which will vest in full on the one-year anniversary of the date of grant, in lieu of cash compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Talphera under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management of Talphera. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Talphera’s Annual Report on Form 10-K for the year ended December 31, 2024.

Members of the Audit Committee

Jill Broadfoot, Committee Chair

Marina Bozilenko

Stephen J. Hoffman, M.D., Ph.D.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information concerning our executive officers as of August 29, 2025:

Name	Age	Position
Vincent J. Angotti	57	Director, Chief Executive Officer
Raffi Asadorian	55	Chief Financial Officer
Badri Dasu	62	Chief Engineering Officer
Shakil Aslam, M.D.	60	Chief Medical Officer

Vincent J. Angotti. Mr. Angotti’s biography is included above under the section titled “Proposal 1—Election of Directors— Class II Nominees For Election For a Three-Year Term Expiring at the 2028 Annual Meeting.”

Raffi Asadorian has served as our Chief Financial Officer since August 2017. Previously, Mr. Asadorian served as Chief Financial Officer of Amyris, Inc., a publicly traded commercial-stage biotechnology company, from January 2015 to January 2017. Prior to Amyris, he served as Chief Financial Officer of Unilabs, a private equity-owned medical diagnostics company, from August 2009 to October 2014. Mr. Asadorian started his career at PricewaterhouseCoopers LLP (PwC) where he was a partner in its Transaction Services (M&A advisory) group. While at PwC, Mr. Asadorian advised Barr Pharmaceuticals, a publicly traded specialty pharmaceutical company, on its acquisition of PLIVA, a publicly traded pharmaceutical company, and, after its acquisition, Mr. Asadorian joined Barr as Senior Vice President and Chief Financial Officer of its PLIVA business from 2007 to 2009. In that role, Mr. Asadorian oversaw a global finance team and was responsible for Barr’s ex-US financial operations, until its acquisition by Teva Pharmaceuticals.

Badri Dasu has served as our Chief Engineering Officer since September 2007. From December 2005 until September 2007, Mr. Dasu served as Vice President of Medical Device Engineering at Anesiva, Inc., a biopharmaceutical company. From March 2002 until December 2005, Mr. Dasu served as Vice President for Manufacturing and Device Development at AlgoRx Pharmaceuticals, Inc., an emerging pain management company, which merged with Corgentech Inc., a biotechnology company, in December 2005. From January 2000 until March 2002, Mr. Dasu served as Vice President of Manufacturing and Process Development at PowderJect Pharmaceuticals, a vaccine, drug and diagnostics delivery company that was acquired by Chiron Corporation in 2003 and later acquired by Novartis AG, a global healthcare and pharmaceutical company, in 2006. Previously, Mr. Dasu served in various capacities in process development at Metrika, Inc., a company focused on the manufacture and marketing of disposable diabetes monitoring products that was acquired by Bayer HealthCare, LLC in 2006, and at Cygnus, Inc., a drug delivery and specialty pharmaceuticals company. Mr. Dasu holds a B.E. in Chemical Engineering from the University of Mangalore, India and a M.S. in Chemical Engineering from the University of Tulsa.

Shakil Aslam, M.D. joined Talphera in May 2024 as our Chief Development Officer and has served as our Chief Medical Officer since October 2024. Dr Aslam is a nephrologist with over 20 years of experience in academia, patient care, basic and clinical research and drug and device safety and development. He joined Talphera from BioCryst Pharmaceuticals where he was the Vice President, Clinical Development, Nephrology and Rare Diseases. Dr. Aslam previously held roles at Angion Biomedica, Fresenius Medical Care and Amgen and was an assistant professor at Georgetown University hospital for eleven years with a focus on acute and chronic kidney disease, hypertension, and other kidney diseases. He has authored over two dozen articles in peer-reviewed journals and several book chapters.

EXECUTIVE COMPENSATION

Our “named executive officers,” or NEOs, for the year ended December 31, 2024, consisting of our chief executive officer and the two other most highly compensated executive officers serving as of December 31, 2024, were:

●	Vincent J. Angotti, Chief Executive Officer;

●	Raffi Asadorian, Chief Financial Officer; and

●	Badri Dasu, Chief Engineering Officer.

Summary Compensation Table

The following table sets forth certain summary information for the year indicated with respect to our named executive officers as of December 31, 2024.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Bonus(3)	All Other Compensation(4)	Total
Vincent J. Angotti	2024	$668,749	$60,427	$296,016	$—	$13,800	$1,038,992
Chief Executive Officer	2023	655,636	34,320	162,662	346,176	13,200	1,211,994

Raffi Asadorian	2024	505,771	18,540	90,823	80,923	13,800	709,857
Chief Financial Officer	2023	488,668	10,340	49,007	181,394	13,200	742,609

Badri Dasu	2024	407,800	15,107	74,004	65,248	13,800	575,959
Chief Engineering Officer	2023	395,922	8,580	40,665	143,799	13,200	602,166

(1)

The dollar amounts in this column represent the aggregate grant date fair value of the RSUs granted during the year, as computed in accordance with ASC 718, not including any estimates of forfeitures. For a discussion of valuation assumptions, see Notes 1 and 11 to our consolidated financial statements included in our 2024 Annual Report. These amounts do not necessarily correspond to the actual economic value that may be received by the named executive officers.

(2)

The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. For a discussion of valuation assumptions, see Notes 1 and 11 to our consolidated financial statements included in our 2024 Annual Report. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the named executive officers.

(3)	The dollar amounts in 2024 reflect the incentive bonuses awarded to the named executive officers under our 2024 Cash Bonus Plan and which were paid in the first quarter of 2025.

(4)	Reflects matching contributions made by Talphera under its 401(k) Plan on behalf of each named executive officer.

Employment Arrangements

Vincent J. Angotti

In February 2017, we entered into an offer letter agreement with Mr. Angotti, which provided for an initial annual base salary of $600,000 with an annual cash bonus targeted at 55% of Mr. Angotti’s base salary. As of the date of this proxy statement, Mr. Angotti’s annual base salary is $688,811 and Mr. Angotti is eligible for an annual target bonus of up to 60% of his annual base salary.

Raffi Asadorian

In July 2017, we entered into an offer letter agreement with Mr. Asadorian, which provided for an initial annual base salary of $400,000 with an annual cash bonus targeted at 30% of Mr. Asadorian’s base salary. As of the date of this proxy statement, Mr. Asadorian’s annual base salary is $520,944 and Mr. Asadorian is eligible for an annual target bonus of up to 40% of his annual base salary.

Badri Dasu

In December 2010, we entered into an offer letter agreement with Mr. Dasu, which provided for an initial annual base salary of $235,000. As of the date of this proxy statement, Mr. Dasu’s annual base salary is $420,034 and Mr. Dasu is eligible for an annual target bonus of up to 40% of his annual base salary.

Outstanding Equity Awards at December 31, 2024

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

		Option Awards(1)				Stock Awards(2)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Vincent J. Angotti	2/14/2024					58,667	$30,747
	2/14/2024		352,000	$1.03	2/14/2034
	2/10/2023					13,001	6,814
	2/10/2023	53,625	63,375	$1.76	2/10/2033
	2/11/2022					6,502	3,408
	2/11/2022	27,624	11,375	8.03	2/11/2032
		19,999		34.40	2/6/2030
		19,999		50.20	2/11/2029
		9,625		44.50	4/9/2028
		17,499		40.00	1/22/2028
		39,999		66.00	3/6/2027

Raffi Asadorian	2/14/2024					18,000	9,434
	2/14/2024		108,000	1.03	2/14/2034
	2/10/2023					3,917	2,053
	2/10/2023	16,156	19,094	1.76	2/10/2033
	2/11/2022					1,959	1,027
	2/11/2022	8,322	3,427	8.03	2/11/2032
	3/3/2021	6,445	430	37.60	3/3/2031
		6,874		34.40	2/6/2030
		6,874		50.20	2/11/2029
		4,056		44.50	4/9/2028
		7,374		40.00	1/22/2028
		10,999		60.00	8/16/2027

Badri Dasu	2/14/2024					14,667	7,687
	2/14/2024		88,000	1.03	2/14/2034
	2/10/2023					3,251	1,704
	2/10/2023	13,406	15,844	1.76	2/10/2033
	2/11/2022					1,626	852
	2/11/2022	6,905	2,844	8.03	2/11/2032
	3/3/2021	4,686	313	37.60	3/3/2031
		4,999		34.40	2/6/2030
		4,999		50.20	2/11/2029
		3,162		44.50	4/9/2028
		5,749		40.00	1/22/2028
		3,974		60.00	2/7/2027
		3,499		68.00	2/10/2026

(1)

With the exception of the performance-based stock options granted on April 9, 2018, all stock options vest over 4 years, with 25% of the shares vesting on the one-year anniversary of the vesting commencement date, and 1/48th of the shares vesting monthly thereafter, subject to continuous service. Vesting commencement dates are included for stock options that were not fully vested as of December 31, 2024. The performance-based stock options granted to our named executive officers on April 9, 2018 were exercisable as follows: 50% of the stock option award became vested and exercisable upon our achievement of commercial approval by the FDA of our NDA for DSUVIA on or before February 15, 2019, which FDA approval was received on November 2, 2018; and the remaining 50% of the award vested on the one-year anniversary of the date of such FDA approval, or November 2, 2019, subject to continuous service.

(2)	The RSUs granted to our named executive officers vest in three equal consecutive annual installments on the first three anniversaries of the vesting commencement date.

Benefits Upon Termination or Change in Control

Vincent J. Angotti

Under our offer letter agreement with Mr. Angotti, in the event that Mr. Angotti’s employment is terminated by us without cause (and not due to his death or disability) or he resigns for good reason, referred to as an involuntary termination, then he will be entitled to the following severance benefits:

●	a lump sum cash severance payment in an amount equal to twelve months of his then-current base salary, plus 100% of his target annual bonus for the year of termination;

●	reimbursement of COBRA premiums for up to twelve months; and

●

twelve months’ worth of accelerated vesting of his equity awards, and (iv) extended exercisability of vested options for up to twelve months following his termination date. In addition, if Mr. Angotti experiences an involuntary termination within three months prior to or eighteen months following a change in control of Talphera, then his severance benefits will be increased as follows: (w) the lump sum cash severance payment will instead be an amount equal to twenty-four months of his then-current base salary, plus 200% of his target annual bonus; (x) he will be entitled to payment of any bonus earned but not yet paid for the prior year; (y) the COBRA premium reimbursement period will be for up to twenty-four months; and (z) 100% of all then-unvested equity awards will accelerate as of his termination date. In order to receive any severance benefits, Mr. Angotti must sign a waiver and release of claims in favor of Talphera.

Severance Benefit Plan

In February 2017, our Board adopted an Amended and Restated Severance Benefit Plan, or the Severance Plan, to create two tiers of severance benefits payable to participating executive officers upon an involuntary termination in connection with a change in control, depending on the executive officer’s position with Talphera as of the change in control transaction. The Severance Plan is subject to the Employee Retirement Income Security Act of 1974 and is intended to maintain the competitiveness and effectiveness of our total compensation packages. The Severance Plan replaces the prior change of control and severance arrangements contained in the offer letter agreements with Dr. Palmer.

The Severance Plan provides that if an executive officer’s employment with us is terminated by us without cause (and not due to death or disability) or the executive officer resigns for good reason (as such terms are defined in the Severance Plan), referred to below as an involuntary termination, the executive officer will receive (i) a lump sum severance payment equal to 6 months of the monthly base salary the executive officer was receiving immediately prior to such termination date; and (ii) up to 6 months of reimbursement for premiums paid for COBRA coverage for the executive officer and his or her eligible dependents. In addition, the Severance Plan provides for the following enhanced severance benefits if an executive officer’s involuntary termination occurs within 3 months prior to or within 18 months after a change in control (as such term is defined in the Severance Plan) of Talphera:

Severance Benefit	C-level officers *	VP, SVP or EVP

Base Salary:	12 months	6 months

Target Bonus:	100% of target bonus opportunity	Greater of 50% of target bonus opportunity, or a prorated amount of target bonus opportunity through termination date

Reimbursement of COBRA Premiums:	Up to 12 months	Up to 6 months

Vesting Acceleration:	100% vesting and exercisability of all outstanding unvested equity awards subject to time-based vesting	Same as for C-level executive officers

Extended exercisability of stock options:	Until 6 months after termination date (or earlier expiration date of the award)	Same as for C-level executive officers
*	Executive officer must elect to participate in the Severance Plan in lieu of any separate benefits in their employment offer letters

The Severance Plan also provides that in the event that an outstanding unvested time-based vesting equity award does not become an assumed award in connection with a change in control, each such outstanding equity award will become 100% vested and exercisable immediately prior to the effective date of the change in control. All severance benefits payable under the Severance Plan are subject to the execution of a waiver and release of claims in favor of Talphera.

Mr. Angotti’s offer letter and the Severance Plan also contain a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

In July 2025, the Compensation Committee agreed to amend the Severance Plan for Mr. Asadorian such that upon a Change in Control, Mr. Asadorian’s severance benefit for base salary would increase from 12 to 18 months and his reimbursement of COBRA premiums would increase from up to 12 months to up to 18 months.

Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards Table

Base Salary

As a general matter, we pay our named executive officers a base salary to provide them with a stable source of income for the work that they perform during the year. The Compensation Committee generally seeks to set executive salaries at or near the 50th percentile of our peer group. Base salaries are initially established through negotiation at the time the executive is hired, taking into account his or her qualifications, experience, and competitive market salary information for similar positions in our industry. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and adjustments, if any, are made based on our company’s performance and available budget, the performance of each executive officer against his individual job and responsibilities, competitive market conditions for executive compensation for similar positions, as well as increases in the cost of living. As a result of these factors, actual executive salaries may be higher than the 50th percentile of our peer group.

In February 2024, our Compensation Committee reviewed base salary levels for our named executive officers against salaries for similar positions from our peer group of companies. In connection with this review, our Compensation Committee (and Board in the case of our Chief Executive Officer) decided to limit increases to the base salaries of our named executive officers in 2024 to approximately 3.5% merit increases. Accordingly, the table below shows the increases in annual base salaries for our named executive officers between fiscal 2023 and fiscal 2024.

Name	2023 Annual Base Salary	2024 Annual Base Salary	Percentage Increase to Annual Base Salary
Vincent J. Angotti	$655,636	$668,749	2%
Raffi Asadorian	488,668	505,771	3.5%
Badri Dasu	395,922	407,800	3%

Annual Incentive Bonuses

Our annual Cash Bonus Plan is designed to provide an incentive to our executive officers and other employees to achieve our short-term corporate performance objectives, and to reward them when these objectives are achieved, while also taking into account the level of individual contribution. Under the annual Cash Bonus Plan, target bonus levels are assigned based on various categories of employees, with our executive employees having higher bonus opportunities, but also more pay at risk in the event our performance objectives are not achieved. Each year, the Compensation Committee and Board review a detailed set of overall corporate performance goals for the current year for use under our annual bonus plan. These performance objectives are initially prepared by management, reviewed (and revised, if determined appropriate) by the Compensation Committee, and then presented to the full Board for approval. Goals under the annual incentive bonuses are set based on our overall performance objectives, as well as the objectives for performance within each executive’s functional area, including his or her relative individual contributions, while taking into account competitive market information.

Whether or not a bonus is paid for any year and the actual amount of a bonus awarded in any year is within the discretion of our Board. The actual amount of a bonus awarded in any year may be more or less than the target amount, depending on the Board of Directors’ assessment as to whether and to what extent we have achieved our pre-specified corporate objectives, and whether and to what extent an individual has achieved his or her pre-specified individual objectives.

The Compensation Committee (and Board in the case of our Chief Executive Officer) set target bonus percentages at or near the 50th percentile of our peer group. For 2024, the target bonus percentage was 60% of annual base salary for our Chief Executive Officer, 40% of annual base salary for our Chief Financial Officer, and 40% of annual base salary for our Chief Engineering Officer, which are the same bonus target percentages that were in effect for 2023. The weighting of the corporate performance and individual performance goals for the executives was not changed. Since our Chief Executive Officer is responsible for the overall performance of the Company, his 2024 annual bonus was based solely on our overall performance in achieving corporate goals. For our other named executive officers, the cash bonus was weighted 60% on achievement of the Company’s 2024 corporate objectives and 40% on achieving his or her individual performance goals, as determined by the Chief Executive Officer and approved by the Compensation Committee.

When approving the Company’s corporate performance objectives for a year, the Compensation Committee determines the Company’s achievement against the pre-established weightings to the objectives. In making its assessment, the Compensation Committee considers the degree of success achieved for each corporate goal, comparing actual results against the pre-determined deliverables associated with each objective. In order to establish our achievement of those objectives following its review of our performance for the year, the Compensation Committee first determines the percent achievement level for each objective, and then adds the percentages achieved for all the objectives. For example, if four objectives are established with equal weightings of 25% each and the Compensation Committee determines that objective 1 was achieved at 25%, objective 2 was not achieved, objective 3 was achieved at 100%, and objective 4 was achieved at 75%, then our achievement of our corporate performance objectives for the year would be 50%, which is the sum of 6.25% from objective 1, 0% from objective 2, 25% from objective 3 and 18.75% from objective 4. Once our performance objectives for a year are established, the Compensation Committee only revisits them if needed to address extraordinary circumstances.

Our 2024 corporate performance objectives, as recommended by our Compensation Committee and approved by our Board, were as follows:

●	Advance product development portfolio in accordance with plan; and

●	Maintain adequate capitalization to achieve corporate objectives.

In February 2025, the Compensation Committee reviewed our performance against our 2024 goals. Due to the progress on our advancement of our product portfolio and maintenance of adequate capitalization, the Compensation Committee determined that we had achieved 35% of our 2024 corporate objectives; however, given the overwhelming importance of the NEPHRO study, the Compensation Committee, having the discretion to recommend whether or not a bonus is paid for any year and the actual amount of a bonus awarded in any year, unanimously agreed that it would recommend to the Board that there be no corporate component paid for bonuses in 2024, which was then presented and confirmed by the Board in February 2025.

Also in February 2025, the Board confirmed that Mr. Asadorian achieved an individual performance level of 100%, and Mr. Dasu achieved an individual performance level of 100%, against their individual performance goals for 2024. In making these determinations, the Board considered the following:

●

In evaluating Mr. Asadorian’s performance, the Compensation Committee considered his attainment of certain defined individual objectives. In particular, in 2024 Mr. Asadorian supported the achievement of our 2024 cash flow plan, including the concurrent closing of an innovative tranched equity financing with existing investors and a royalty monetization financing; assumed legal affairs responsibilities; and ensured continued SEC and Nasdaq compliance.

●

In evaluating Mr. Dasu’s performance, the Compensation Committee considered his attainment of certain defined individual objectives. In particular, in 2024 Mr. Dasu oversaw the manufacturing and production of clinical trial materials and managed associated vendor relationships to advance our product development portfolio, including timely clinical trial material shipments; preparations for commercial packaging; and implementation of manufacturing cost reduction strategies.

In February 2025, pursuant to the 2024 Bonus Plan, the Compensation Committee awarded cash bonuses to our executives based on the confirmed attainment level of their respective individual performance goals for 2024. As mentioned above, in February 2025, the Compensation Committee recommended, and the Board confirmed, that there be no corporate component paid for bonuses in 2024. Our Chief Executive Officer’s bonus is based 100% on attainment of the 2024 corporate objectives. Accordingly, Mr. Angotti did not receive any cash bonus payment for 2024. All bonus amounts earned in 2024 were paid in the first quarter of 2025.

The table below provides the target bonus for each named executive officer, the level of performance achieved against the goals, and the amount of the actual bonus paid:

Name	2024 Target Bonus as a Percentage of Annual Base Salary	2024 Target Bonus	Level of Achievement of Corporate Goals	Level of Achievement of Individual Goals	Level of Achievement of Blended Goals	2024 Actual Bonus Paid

Vincent J. Angotti	60%	$401,249	—%	N/A	—%	$—
Raffi Asadorian	40%	202,308	—%	100%	40%	80,923
Badri Dasu	40%	163,120	—%	100%	40%	65,248

Equity Compensation

Equity incentives represent the largest at-risk element of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value and to remain employed with us despite a competitive labor market. In general, equity awards are granted once annually to existing employees, including our executive officers, and upon a new hire or promotion, and are subject to vesting over time, based on the individual’s continued employment. Typically, equity awards are granted to our existing executive officers at the beginning of each fiscal year, and these annual equity awards consist of stock options and RSUs. Sometimes such annual equity awards are made at the end of a fiscal year.

In 2024, the equity grant value for equity awards was split between stock options and RSUs. Stock options shall vest as follows: one-fourth (1/4) shall vest on the one-year anniversary of the grant date, and then 1/48th of the shares shall vest on each of the 36 months thereafter, in all cases subject to the employee’s continuous service. The RSUs shall vest over three years: one-third (1/3) on each anniversary of the grant date, in all cases subject to the employee’s continuous service.

In making equity grants (or recommendations to our Board in the case of our Chief Executive Officer), our Compensation Committee refers to guidelines regarding the size of long-term equity incentives to award to our named executive officers that we have developed based on an executive’s position, which in turn were developed based on data from our peer group. Our Compensation Committee and Board also consider the role and responsibilities of the named executive officers, competitive factors, the non-equity compensation received by the named executive officers in current and previous years, as well as the total available pool of equity to be granted in the current fiscal year and each executive’s current equity ownership in the Company and the extent to which outstanding awards are fully vested. After reviewing all of these factors, the Compensation Committee awarded (based on the Board’s approval of the Compensation Committee’s recommendations to our Board with respect to our Chief Executive Officer), the annual equity grants to Mr. Angotti, Mr. Asadorian, and Mr. Dasu were made in February 2024, which awards were set to be at or near the 50th percentile on a percent of company basis (i.e., the number of shares granted as a percent of total shares outstanding). Our compensation philosophy is to grant at the 50th to 75th percentile on a blended long-term incentive value and percent of company basis. However, given the Company’s stock price and the resulting share usage the philosophy would have required we focused instead on a percent of company approach for 2024 which resulted in the value of the awards, as reported in the Summary Compensation Table, being well below the 25th percentile of the peer group.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of Talphera. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” For further information concerning our compensation philosophy and how we seek to align executive compensation with our performance, refer to “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards Table.”

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return(6)	Net Income (Loss) (thousands)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$1,038,992	$844,558	$642,908	$587,468	$4.68	$(13,004)
2023	1,211,994	1,012,310	778,440	712,415	6.56	(18,397)
2022	1,297,016	692,475	788,772	595,505	20.17	47,755

(1)

For each of the three years presented in the above table, Mr. Angotti was our Principal Executive Officer, or PEO. For 2024, our Non-PEO Named Executive Officers, or the Non-PEO NEOs, were Messrs. Asadorian and Dasu. For 2023 and 2022, the Non-PEO NEOs were Mr. Asadorian and Dr. Palmer.

(2)

See the Summary Compensation Table above for details on the Summary Compensation Table total compensation for our PEO for 2024 and 2023. The average compensation for the Non-PEO NEOs for 2024 and 2023 was calculated using the Summary Compensation Table above. The total compensation for our PEO and the average compensation for the Non-PEO NEOs for 2022 was calculated using the Summary Compensation Table as disclosed in our proxy statement filed with the Securities and Exchange Commission in calendar year 2023.

(3)

For purposes of this table, the compensation actually paid, or Compensation Actually Paid, or CAP, has been computed in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. These amounts reflect total compensation as reflected in the above Summary Compensation Table for the applicable year less the grant date fair values of stock option awards included in the “Option Awards” column of the Summary Compensation Table for the NEO for the applicable year, and adjusted as follows for each stock option award granted to each NEO:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2024	$1,038,992	$(356,443)	$162,009	$844,558
2023	1,211,994	(196,982)	(2,702)	1,012,310
2022	1,297,016	(390,477)	(214,064)	692,475

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted And Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2024	$158,630	$(9,589)	$—	$12,968	$—	$162,009
2023	68,300	(59,040)	—	(11,962)	—	(2,702)
2022	91,372	(247,985)	—	(57,451)	—	(214,064)

(4)

The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding Mr. Angotti, who has served as our CEO since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. Messrs. Asadorian and Dasu were our NEOs (excluding Mr. Angotti) included for the purpose of calculating the average amounts in 2024. Mr. Asadorian and Dr. Palmer were our NEOs (excluding Mr. Angotti) included for the purpose of calculating the average amounts in 2023 and 2022.

(5)

The dollar amounts reported in column (e) represent the average amount of Compensation Actually Paid to our Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. The following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 3:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$642,908	$(99,237)	$43,797	$587,468
2023	778,440	(60,610)	(5,415)	712,415
2022	788,772	(120,143)	(73,124)	595,505

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted And Vested in the Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Total Equity Award Adjustments
2024	$44,164	$(3,907)	$—	$3,540	$—	$43,797
2023	21,015	(18,249)	—	(8,181)	—	(5,415)
2022	29,686	(69,895)	—	(32,915)	—	(73,124)

(6)

Total Stockholder Return represents the return on a fixed investment of $100 in Talphera common stock for the period beginning on the last trading day of 2021 through the last trading day of the applicable fiscal year.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative Total Stockholder Return

The following graph sets forth the relationship between Compensation Actually Paid, or CAP, to our PEO, the average of CAP to our Non-PEO NEOs, and our cumulative Total Stockholder Return, or TSR, over the three most recently completed fiscal years. CAP to our PEO, and the average of CAP to our Non-PEO NEOs increased from 2022 to 2023, while CAP to our PEO and the average of CAP to our Non-PEO NEOs decreased from 2023 to 2024. The increase in CAP to our PEO and Non-PEO NEOs for 2023, as compared to 2022, was primarily due to a smaller decrease in the value of our equity awards during 2023 as compared to 2022, in addition to greater non-equity incentive awards during 2023 as a result of improved corporate performance against our 2023 goals versus our 2022 goals. The decrease in CAP to our PEO and Non-PEO NEOs for 2024, as compared to 2023, was primarily due to the Board’s decision that there be no corporate component paid for bonuses in 2024, due to the overwhelming importance of the NEPHRO study, partially offset by an increase in the value of our equity awards during 2024 as compared to 2023. Over the same three fiscal year period, our cumulative TSR also decreased, reflecting relative alignment between our CAP and cumulative Total Stockholder Return. This relative alignment was a result of our equity compensation program, which aims to align executive compensation with the interests of our stockholders (i.e., stock price) through regular equity grants.

Compensation Actually Paid Versus Net Income (Loss)

The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our net income (loss) over the three most recently completed fiscal years. We recorded a net loss of $13.0 million for the year ended December 31, 2024. For the year ended December 31, 2023, we recorded a net loss of $18.4 million, while due to the non-cash gain on extinguishment of the liability related to the sale of future royalties of $84.1 million, we recorded net income of $47.8 million for the year ended December 31, 2022.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of Talphera under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of August 29, 2025 by:

●	all those known by us to be beneficial owners of more than 5% of our common stock;

●	each director and nominee for director;

●	each named executive officer; and

●	all of our current executive officers and directors as a group.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	% of Total

Stockholders Owning Greater than 5%:
Rosalind Master Fund, L.P.(2)	2,003,939	9.8
Entities related to Nantahala Capital Management, LLC(3)	1,992,519	9.7

Directors and Named Executive Officers:
Adrian Adams(4)	35,798	*
Vincent J. Angotti(5)	735,689	3.5
Marina Bozilenko(6)	25,361	*
Jill Broadfoot(7)	23,861	*
Stephen J. Hoffman, M.D., Ph.D.(8)	27,048	*
Abhinav Jain(9)	18,557	*
Mark Wan(10)	27,048	*
Raffi Asadorian(11)	140,576	*
Badri Dasu(12)	112,089	*
All current executive officers and directors as a group (10 persons)(13)	1,223,390	5.7

*	Less than 1%.

(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 20,522,655 shares outstanding on August 29, 2025, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes shares of common stock issuable pursuant to the exercise of stock options and warrants that are exercisable within 60 days of August 29, 2025. Shares issuable pursuant to the exercise of stock options and warrants vesting within 60 days of August 29, 2025, are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Consists of 2,003,939 shares of common stock. Rosalind Master Fund L.P. may have been deemed to have the beneficial ownership of shares of common stock representing the beneficial ownership of approximately 9.76% of the common stocks as mentioned above, which excludes the 5,638,576 shares issuable upon the exercise of pre-funded warrants and warrants because they contain a blocker provision under which the holder thereof does not have the right to exercise any of the warrant to the extent that such exercise would result in beneficial ownership by the holder in excess of 9.99% of the Common Stock. Consequently, as of the date of the event which requires the filing of this statement, the Reporting Persons were not able to exercise any of the warrants due to the Blockers. Rosalind Advisors Inc. is the investment advisor to RMF and may be deemed to be the beneficial owner of shares held by RMF. Steven Salamon is the portfolio manager of the Advisor and may be deemed to be the beneficial owner of shares held by RMF. Gilad Aharon is the portfolio manager and member of the Advisor and may be deemed to be the beneficial owner of shares held by RMF. Notwithstanding the foregoing, the Advisor and Mr. Salamon and Mr. Aharon disclaim beneficial ownership of the shares. The address for Rosalind Advisors, Inc., Steven Salamon and Gilad Aharon is 15 Wellesley Street West, Suite 326, Toronto, Ontario M4Y 0G7 Canada. The address for Rosalind Master Fund L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Information regarding Rosalind Master Fund L.P. is based solely upon Schedule 13G filed with the SEC on April 11, 2025 by Rosalind Advisors, Inc.

(3)

Consists of 1,992,519 shares of common stock. Nantahala Capital Management, LLC (“Nantahala”) is the investment advisor to Blackwell Partners LLC – Series A, NCP RFM LP, general partner of Nantahala Capital Partners Limited Partnership and sub-advisor to Pinehurst Partners, L.P. (collectively, the “Nantahala Investors”), and is deemed to be the beneficial owner of, and to control the voting and investment power of 1,992,519 shares of common stock held by the Nantahala Investors. Each of Mr. Wilmot B. Harkey and Mr. Daniel Mack, as principals of Nantahala, may also be deemed to beneficially own the same shares of common stock. Due to a beneficial ownership limitation, the number of shares of common stock reported excludes shares of common stock issuable upon exercise of pre-funded warrants, Series A common stock purchase warrants and Series B common stock purchase warrants held by the Nantahala Investors. These warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the holder from exercising that portion of the warrants that would result in the holder and its related entities owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address for each of Blackwell Partners LLC – Series A, NCP RFM LP and Nantahala Capital Partners Limited Partnership is 130 Main Street 2nd Floor, New Canaan, CT 06840. The address for Pinehurst Partners, L.P. c/o Corporation Trust Center 1209 Orange Street Wilmington, DE 19801.

(4)	Includes 22,456 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(5)	Includes 367,536 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(6)	Includes 20,581 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(7)	Includes 19,581 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(8)	Includes 22,456 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(9)

Includes 16,093 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025. Mr. Jain is affiliated with Nantahala, however, the shares beneficially owned are held by Mr. Jain in his individual capacity.

(10)	Includes 22,456 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(11)	Includes 122,322 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(12)	Includes 96,483 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

(13)	Includes 775,484 shares issuable pursuant to stock options exercisable within 60 days of August 29, 2025.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (A)	Weighted-average exercise price of outstanding options, warrants and rights(2) (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)(3) (C)
Equity compensation plans approved by security holders	1,999,823	$12.48	2,096,463
Equity compensation plans not approved by security holders	—	—	—
Total	1,999,823	$12.48	2,096,463

(1)

Consists of the: (i) 2011 Equity Incentive Plan, as amended, (ii) Amended and Restated 2020 Equity Incentive Plan, (iii) May 2024 Inducement Awards, and (iv) Amended and Restated 2011 Employee Stock Purchase Plan, or the ESPP. Number of securities includes: (i) 1,786,900 options with a weighted-average remaining life of 7.6 years and (ii) 212,923 shares of common stock to be issued following the vesting of RSUs for which no exercise price will be paid. Under the ESPP, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, the number of shares to be issued upon exercise of outstanding rights under the ESPP as of December 31, 2024 is not determinable.

(2)	The calculation of weighted average exercise price includes only outstanding stock options.

(3)

As of December 31, 2024, (i) no shares of common stock available for future issuance under the 2011 Equity Incentive Plan, (ii) 1,956,919 shares of common stock were available for future issuance under the 2020 Equity Incentive Plan, (iii) no shares of common stock available for future issuance under the May 2024 Inducement Awards, and (iv) 165,897 shares of common stock were available for future issuance under the ESPP. On February 28, 2025, 26,353 shares were purchased under the ESPP and as of August 29, 2025, up to a maximum of 30,000 shares may be purchased in the current purchase period.

RELATED PERSON TRANSACTIONS

Policy and Procedures for Review of Related Person Transactions

Our Audit Committee charter provides that the Audit Committee will review and oversee all related party transactions. This review will cover any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related party had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Our related party transactions policy sets forth the procedures for the identification, review, consideration and approval or ratification of transactions involving Talphera and our related persons. The policy is designed to prevent transactions between us and any of our related persons that may interfere with the performance of our employees’ and directors’ duties to Talphera or deprive us of a business opportunity. Any such transactions with related persons may present actual or potential conflicts of interests. However, we recognize that whether or not a conflict exists is often unclear and, in many circumstances, transactions with related persons may, on balance, be beneficial to us and our stockholders.

Certain Relationships and Related Person Transactions

Other than compensation arrangements for our directors and executive officers, which are described under the sections titled “Executive Compensation” and “Director Compensation” herein and indemnification agreements described below, described below are transactions since January 1, 2023 in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

2024 Private Placement of Pre-Funded Warrants

In January 2024, we entered into securities purchase agreements with certain institutional investors to which we issued in a private placement pre-funded warrants at a purchase price of $0.769 per share, to purchase up to an aggregate of 7,792,208 shares of common stock at an exercise price of $0.001 per pre-funded warrant, for aggregate upfront gross proceeds of approximately $6.0 million, excluding proceeds, if any, from the exercise of the pre-funded warrants. Please see Note 9, “Stockholders’ Equity” to the consolidated financial statements in our 2024 Annual Report for additional information on the January 2024 private placement.

The following table sets forth the aggregate number of pre-funded warrants purchased in connection with the January 2024 private placement by the listed entities which are holders of more than 5% of our outstanding capital stock:

Name of Purchaser	Pre-Funded Warrants
Entities related to Nantahala Capital Management, LLC	6,168,832
Investor Company ITF Rosalind Master Fund L.P.	1,298,701

2025 Private Placement of Common Stock and Pre-Funded Warrants

In March 2025, we entered into securities purchase agreements with certain institutional investors and a member of management, relating to the issuance and sale in a private placement in three separate tranches of: (i) shares of common stock, par value $0.001 per share, at a purchase price of $0.586 and (ii) pre-funded warrants to purchase shares of common stock at a purchase price of $0.585 per pre-funded warrant exercisable immediately following the applicable closing and having an unlimited term and an exercise price of $0.001 per share. At the first closing of the 2025 private placement in April 2025, we issued and sold: (i) 3,405,118 shares of common stock, and (ii) pre-funded warrants to purchase up to an aggregate of 4,999,316 shares of common stock, for aggregate gross proceeds of approximately $4.9 million, excluding proceeds, if any, from the exercise of the pre-funded warrants. Please see Note 17, “Subsequent Events” to the consolidated financial statements in our 2024 Annual Report for additional information, including information on the second and third tranches of the 2025 private placement.

The following table sets forth the aggregate number of pre-funded warrants purchased in connection with the 2025 private placement by the listed entities which are holders of more than 5% of our outstanding capital stock:

Name of Purchaser	Common Stock	Pre-Funded Warrants
Entities related to Nantahala Capital Management, LLC	-	4,266,211
Investor Company ITF Rosalind Master Fund L.P.	1,400,000	733,105
Vincent J. Angotti	213,310	-

Board Nomination Right

Pursuant to the securities purchase agreements with Nantahala Capital Management, LLC and its affiliates (collectively, Nantahala), we entered in January 2025, for so long as Nantahala beneficially own securities representing at least 10% of the voting power of all our common stock then outstanding (including for purposes of such calculation, assuming the exercise in full of any derivative securities then beneficially owned by Nantahala and not giving effect to any contractual prohibition on exercise contained therein), Nantahala shall have the right, subject to compliance with the applicable rules and regulations of The Nasdaq Capital Market, to designate one member of our board of directors, or the Nantahala Board Representative. In connection with this nomination right, we appointed Abhinav Jain as the Nantahala Board Representative to serve as a Class II Director to hold office for the balance of a term expiring at our 2025 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. We also agreed that if requested by Nantahala, and subject to compliance with the applicable rules and regulations of The Nasdaq Capital Market, the Nantahala Board Representative shall be appointed to such committees of the board of directors that now exist or may be established pursuant to our governing documents or by the board of directors from time to time. For as long as Nantahala holds the right to designate a member of the board of directors, we will not, without the affirmative consent of the Nantahala Board Representative, increase the size of the board of directors to more than ten members.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of its common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. A late Form 4 report was filed on February 27, 2024 to report the grant of stock options and restricted stock unit awards on February 14, 2024 for (i) Pamela P. Palmer, M.D., Ph.D., our former executive officer, (ii) each of the following executive officers, Vincent J. Angotti, Raffi Asadorian and Badri Dasu. A late Form 4 was filed on February 26, 2025 to report the acquisition of shares on June 13, 2024 and June 14, 2024 for Shakil Aslam, M.D. Except as described above, we believe that our directors, executive officers and 10% stockholders complied with all Section16(a) filing requirements in 2024.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 12, 2026 to Talphera’s Secretary at 1850 Gateway Drive, Suite 175, San Mateo, CA 94404 If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must provide specified information to Talphera’s Secretary at 1850 Gateway Drive, Suite 175, San Mateo, CA 94404 between June 25, 2026 and July 25, 2026, unless the date of our 2026 annual meeting of stockholders is before September 23, 2026 or after November 22, 2026, in which case such proposals shall be submitted no earlier than 120 days prior to the 2026 annual meeting of stockholders and no later than the later of (i) 90 days before the 2026 annual meeting of stockholders or (ii) ten days after notice of the date of the 2026 annual meeting of stockholders is publicly given. If you wish to solicit proxies in support of director nominees other than our board’s nominees, you must provide in your notice the additional information required by Rule 14a-19 under the Exchange Act. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Talphera stockholders will be “householding” our proxy materials. A single set of Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Notice of Internet Availability of Proxy Materials, please notify your broker or Talphera. Direct your written request to Secretary, Talphera, Inc. at 1850 Gateway Drive, Suite 175, San Mateo, CA 94404, or call our principal office at (650) 216-3500. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Adrian Adams
Adrian Adams
Chairman

September 9, 2025

A copy of Talphera’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, Talphera, Inc. at 1850 Gateway Drive, Suite 175, San Mateo, CA 94404.

Appendix A

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

Originally Adopted by the Board of Directors:  April 16, 2020

Originally Approved by the Stockholders:  June 16, 2020

Amendment and Restatement Approved by the Board of Directors: April 20, 2021

Amendment and Restatement Approved by the Stockholders: June 17, 2021

Amendment and Restatement Approved by the Board of Directors: August 22, 2023

Amendment and Restatement Approved by the Stockholders: October 10, 2023

Amendment and Restatement Approved by the Board of Directors: April 19, 2024

Amendment and Restatement Approved by the Stockholders: June 24, 2024

Amendment and Restatement Approved by the Board of Directors: August 28, 2025

Amendment and Restatement Approved by the Stockholders: October  , 2025

i.

1.	General.

(a)    Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan; (ii) any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

(b)    Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d)    Adoption Date. The Plan will come into existence on the Adoption Date. No Award may be granted under the Plan prior to the Adoption Date. Any Award granted prior to the Effective Date is contingent upon timely receipt of stockholder approval to the extent required under applicable tax, securities and regulatory rules, and satisfaction of any other compliance requirements.

2.	Shares Subject to the Plan.

Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 3,161,395 shares plus the applicable number of any Returning Shares. The share reserve will be increased by the number of Returning Shares, if any, as such shares become available from time to time, for an additional number of shares not to exceed 744,608 shares.

(a)    Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 9,500,000 shares.

(b)    Share Reserve Operation.

(i)    Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)    Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, or (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock).

(iii)    Reversion of Previously Issued Shares of Common Stock to Share Reserve. Shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares will be added back to the Share Reserve and again become available for issuance under the Plan.

(iv)    Shares Not Available For Subsequent Issuance. Any shares that (i) are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award, (ii) are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award, or (iii) are repurchased by the Company on the open market with the proceeds of the exercise or purchase price of an Award, or (iv) are from a Stock Appreciation Right that is settled in shares, will not again become available for issuance under the Plan.

3.	Eligibility and Limitations.

(a)    Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)    Specific Award Limitations.

(i)    Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii)    Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)    Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c)    Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)    Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $500,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such annual period, $750,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4.	Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)    Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)    Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)    Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)    by cash or check, bank draft or money order payable to the Company;

(ii)    pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)    if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)    in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)    Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)    Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)    Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)    Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)    Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h)    Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)    three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)    12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)    18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)    18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)    Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j)    Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)    Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.	Awards Other Than Options and Stock Appreciation Rights.

(a)    Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)    Form of Award.

(1)    RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)    RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii)    Consideration.

(1)    RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2)    RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)    Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)    Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement); provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date such shares are forfeited to or repurchased by the Company due to a failure to vest.

(vi)    Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b)    Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c)    Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i)    Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)    Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii)    Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)    Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d)    Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)    No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)    Parachute Payments.

(i)    Unless otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of Awards other than Options; cancellation of accelerated vesting of Options; and reduction of employee benefits. In the event that acceleration of vesting of an Award is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s applicable type of Awards (i.e., earliest granted Award cancelled last).

(ii)    The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as requested by the Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Participant and the Company with an opinion that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

7.	Administration.

(a)    Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)    To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)    To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)    To submit any amendment to the Plan for stockholder approval.

(ix)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)    To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(c)    Delegation to Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)    Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

(f)     Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

(g)    Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of such Award; provided, however, that up to 5% of the Share Reserve (as defined in Section 2(a)) may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

8.	Tax Withholding

(a)    Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)    Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)    No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d)    Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.	Miscellaneous.

(a)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)    Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)    Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)    Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)    Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)    Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.

(n)    Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o)    Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.	Covenants of the Company.

(a)    Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.	Additional Rules for Awards Subject to Section 409A.

(a)    Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)    Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)    If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)    If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)    If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i)    Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1)    If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2)    If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii)    Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1)    In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2)    If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3)    The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d)    Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i)    If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii)    If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e)    If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)    Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)    The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)    To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)    The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12.	Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.	Termination of the Plan.

The Board may suspend or terminate the Plan at any time.

No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date

No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.	Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)    “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b)    “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)    “Applicable Law” means any applicable securities, federal, state, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e)    “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g)    “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i)    “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are Officers of the Company and by the Company’s chief executive officer with respect to Participants who are not Officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j)    “Change in Control” or “Change of Control” means the occurrence, on or after the Effective Date, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such event must also constitute a Section 409A Change in Control:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(k)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l)    “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m)    “Common Stock” means the common stock of the Company.

(n)    “Company” means Talphera, Inc., a Delaware corporation.

(o)    “Compensation Committee” means the Compensation Committee of the Board.

(p)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of the Company or an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(s)    “Director” means a member of the Board.

(t)    “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u)    “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v)    “Effective Date” means the date of the annual meeting of stockholders of the Company held in 2020 provided this Plan is approved by the Company’s stockholders at such meeting.

(w)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x)    “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(y)    “Entity” means a corporation, partnership, limited liability company or other entity.

(z)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd)    “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee)    “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh)    “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, (ii) the terms of any Non-Exempt Severance Agreement.

(ii)    “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj)    “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk)    “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ll)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn)    “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option grant and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp)    “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(qq)    “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. The Other Award Agreement includes the Grant Notice for the Other Award grant and the agreement containing the written summary of the general terms and conditions applicable to the Other Award and which is provided to a Participant along with the Grant Notice. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr)    “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ss)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt)    “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock

(uu)    “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) product order and re-order rates; (xxxiv) number of formulary approval of products; (xxxv) cash balance; and (xxxvi) such other measures of performance selected by the Board.

(vv)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(ww)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(xx)    “Plan” means this Talphera, Inc. Amended and Restated 2020 Equity Incentive Plan.

(yy)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(zz)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(aaa)    “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of immediately prior to the Effective Date.

(bbb)    “Prior Plan” means the Talphera, Inc. 2011 Equity Incentive Plan and the Talphera, Inc. 2006 Stock Plan.

(ccc)    “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(ddd)    “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(eee)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(fff)    “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A)  are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B)  are not issued because such stock award or any portion thereof is settled in cash; or (C)  are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ggg)    “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(hhh)    “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(iii)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jjj)    “Rule 405” means Rule 405 promulgated under the Securities Act.

(kkk)    “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(lll)    “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(mmm)    “Securities Act” means the Securities Act of 1933, as amended and the regulations and other guidance promulgated thereunder.

(nnn)    “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(ooo)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(ppp)    “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(qqq)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(rrr)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(sss)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(ttt)    “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(uuu)    “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Appendix B

AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: January 5, 2011
Approved by the Stockholders: January 19, 2011

Amended and Restated by the Board of Directors: April 16, 2020
Approved by the Stockholders: June 16, 2020

Amended and Restated by the Board of Directors: April 19, 2024
Approved by the Stockholders: June 24, 2024

Amended and Restated by the Board of Directors: August 28, 2025
Approved by the Stockholders: October , 2025

i.

1.	General.

(a)    The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)    The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	Administration.

(a)    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)    To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii)    To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)    To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v)    To suspend or terminate the Plan at any time as provided in Section 12.

(vi)    To amend the Plan at any time as provided in Section 12.

(vii)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	Shares of Common Stock Subject to the Plan.

(a)    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the initial number of shares of Common Stock that may be sold pursuant to Purchase Rights is not to exceed in the aggregate 345,000 shares of Common Stock.

(b)    If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c)    The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	Grant of Purchase Rights; Offering.

(a)    The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)    If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c)    The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.	Eligibility.

(a)    Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)    The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)    the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)    the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)    No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d)    As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	Purchase Rights; Purchase Price.

(a)    On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)    The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)    In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated earnings contributions) allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)    The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	Participation; Withdrawal; Termination.

(a)    An Eligible Employee may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b)    During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c)    Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d)    Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e)    Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.	Exercise of Purchase Rights.

(a)    On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)    If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c)    No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.	Covenants of the company.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.	Designation of Beneficiary.

(a)    A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b)    The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	Adjustments Upon Changes in Common Stock; Corporate Transactions.

(a)    In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)    In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12.	Amendment, Termination or Suspension of the Plan.

(a)    The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b)    The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)    Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.	Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.	Miscellaneous Provisions.

(a)    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b)    A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)    The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)    The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.	Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)    “Board” means the Board of Directors of the Company.

(b)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c)    “Code” means the Internal Revenue Code of 1986, as amended.

(d)    “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e)    “Common Stock” means the common stock of the Company.

(f)    “Company” means Talphera, Inc., a Delaware corporation.

(g)    “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h)    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)    the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)    “Director” means a member of the Board.

(j)    “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k)    “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l)    “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(iii)    Notwithstanding the foregoing, for any Offering that commences on the IPO Date, the Fair Market Value of the shares of Common Stock at the time when the Offering commences shall be the price per share at which shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.

(o)    “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(p)    “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q)    “Offering Date” means a date selected by the Board for an Offering to commence.

(r)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)    “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(t)    “Plan” means this Talphera, Inc. 2011 Employee Stock Purchase Plan.

(u)    “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(v)    “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w)    “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(y)    “Securities Act” means the Securities Act of 1933, as amended.

(z)    “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

Appendix C

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TALPHERA INC.

Talphera, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of this corporation is Talphera, Inc.

SECOND: The original name of the Corporation was “SuRx, Inc.”, and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is July 13, 2005, and the date of filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was February 18, 2011.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article IV, Section A of the Amended and Restated Certificate of Incorporation, as amended, to read in its entirety:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this Corporation is authorized to issue is 210,000,000 shares. 200,000,000 shares shall be Common Stock, each having a par value of $0.001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.001.

Effective at 5:01 p.m. Eastern time, on the date of the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [ten (10), eleven (11), twelve (12), thirteen (13), fourteen (14), fifteen (15), sixteen (16), seventeen (17), eighteen (18), nineteen (19), twenty (20), twenty-one (21), twenty-two (22), twenty-three (23), twenty-four (24), twenty-five (25), twenty-six (26), twenty-seven (27), twenty-eight (28), twenty-nine (29) or thirty (30)]1 shares of this Corporation’s Common Stock, par value $0.001 per share, issued and outstanding shall be combined into one (1) share of Common Stock, par value $0.001 per share, of this Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of this Corporation’s Common Stock as reported on the Nasdaq Capital Market on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of this Corporation is filed with the Secretary of State of the State of Delaware.”

1 The board of directors (the “Board”) adopted a resolution approving twenty one separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation. These amendments approve the combination of any whole number of shares of Common Stock between and including ten (10) and thirty (30) into one (1) share of Common Stock. By approving Proposal No. 7, you are approving each of the twenty-one (21) amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Corporation and its stockholders. The other twenty (20) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all twenty-one (21) proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

C-1

FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this day of               , 2025.

Talphera, Inc.

By:
Vincent J. Angotti
Chief Executive Officer

C-2

Preliminary Proxy Card - Subject to Completion

TALPHERA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 22, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TLPH2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 22, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79128-P37615 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TALPHERA, INC.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________________

Nominees:
01) Vincent J. Angotti
02) Stephen Hoffman, M.D., Ph.D.
03) Abhinav Jain

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the preferred frequency of the advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V79129-P37615

TALPHERA, INC.
Annual Meeting of Stockholders
October 23, 2025 10:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vincent J. Angotti and Raffi Asadorian, or either of them, as proxies each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TALPHERA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on October 23, 2025, via the virtual meeting at www.virtualshareholdermeeting.com/TLPH2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side